AFGAN-KOBEH JOINT VENTURE


                        JOINT VENTURE OPERATING AGREEMENT


                                     BETWEEN


                          COMINCO AMERICAN INCORPORATED


                                       AND


                   GREAT BASIN EXPLORATION & MINING CO., INC.

                        JOINT VENTURE OPERATING AGREEMENT
                                     BETWEEN
                          COMINCO AMERICAN INCORPORATED
                                       AND
                   GREAT BASIN EXPLORATION & MINING CO., INC.


                                                           Page

RECITALS                                                     1

ARTICLE 1 DEFINITIONS                                        1

ARTICLE 2 REPRESENTATIONS AND WARRANTIES;
          TITLE TO ASSETS                                    5

     2.1  Capacity of Participants                           5

     2.2  Area of Interest                                   6

     2.3  Representations, Warranties and
          Covenants Regarding the Properties                 6

     2.4  Disclosures                                        7

     2.5  Survival of Representations and Warranties         7

     2.6  Defects in Title; Cure                             8

ARTICLE 3 FORMATION OF VENTURE                               8

     3.1  Formation of Venture; Characterization             8

     3.2  Effective Date; Name and Term                      9

     3.3  Scope and Purposes of Venture                      9

     3.4  Limitation                                         9

     3.5  Other Business Opportunities                       9

     3.6  SGC Agreement                                     10

ARTICLE 4 INITIAL CONTRIBUTION TO THE JOINT VENTURE         10

     4.1  GBEM's Initial Contribution                       10

     4.2  CAI's Initial Contribution                        10

     4.3  Withdrawal                                        13

     4.4  Additional Contributions                          14

ARTICLE 5 INTERESTS OF PARTICIPANTS                         14

     5.1       Initial Interests                            14

     5.2       Obligations of Participants                  14

     5.3       Dilution of Interest                         15

     5.4       Continuing Liability                         16

ARTICLE 6      FEASIBILITY AND DEVELOPMENT                  17

     6.1       Feasibility Study                            17

     6.2       SGC Right to Participate                     18

     6.3       Management Committee Review                  19

     6.4       Election to Participate                      20

     6.5       Commencement of Development                  20

ARTICLE 7      MINING                                       21

     7.1       Conduct of Operations                        21

     7.2       Taking in Kind                               21

     7.3       Sales by the Operator                        21

     7.4       Weighing, Sampling and Assaying              22

     7.5       Commingling                                  22

     7.6       Milling Arrangements                         23

     7.7       Transportation of Products                   24

ARTICLE 8      RELATIONSHIP OF PARTICIPANTS                 24

     8.1       Tenants in Common                            24

     8.2       Creation of Tax Partnership                  24

     8.3       Confidentiality; Publicity                   30
     8.4       Patents                                      31

     8.5       Implied Covenants                            31

ARTICLE 9      MANAGEMENT COMMITTEE                         31

     9.1       Organization; Composition                    31

     9.2       Powers of the Management Committee           31

     9.3       Meeting; Action Without Meeting              32

     9.4       Decisions                                    32

     9.5       Minutes                                      33

ARTICLE 10     OPERATOR                                     33

    10.1       CAI as the Operator                          33

    10.2       Relationship to Participants                 33

    10.3       Rights and Duties of the Operator            33

    10.4       Standard of Care                             36

    10.5       Indemnification                              36

    10.6       Reports                                      36

    10.7       Insurance                                    36

    10.8       Resignation                                  37

    10.9       Removal                                      37

    10.10      Compensation                                 38

ARTICLE 11     PROGRAMS AND BUDGETS                         38

    11.1       Presentation of Programs and Budgets         38

    11.2       Approval of Programs and Budgets             38

    11.3       Election to Contribute                       38

    11.4       Budget Overruns                              38

    11.5       Emergency Expenditures                       39

    11.6       Modification of Budgets                      39

ARTICLE 12     ACCOUNTS AND SETTLEMENTS                     39

    12.1       Joint Account; Monthly Statements            39

    12.2       Working Capital                              39

    12.3       Cash Calls                                   39

    12.4       Failure to Meet Calls                        40

    12.5       Inspection by Participants                   41

    12.6       Audits                                       41

ARTICLE 13     WITHDRAWAL AND TERMINATION                   41

    13.1       Termination by Expiration or Agreement       41

     13.2      Withdrawal                                  41

     13.3      Termination for Default                     42

     13.4      Continuing Operations                       44

     13.5      Reclamation                                 44

     13.6      Termination of Properties                   44

ARTICLE 14     TRANSFERS OF INTEREST                       45

     14.1      General Assignability                       45

     14.2      Transfer for Security                       46

     14.3      Assignments Upon Withdrawal or Elimination  46

     14.4      Discharge of Transferor                     46

ARTICLE 15     ACQUISITIONS WITHIN AREA OF INTEREST        47

     15.1      Acquisitions in Area of Interest            47

     15.2      Surrender or Abandonment of Properties      48

ARTICLE 16     GENERAL PROVISIONS                          49

     16.1      Notices                                     49

     16.2      Entire Agreement; Successors and Assigns    50

     16.3      Waiver                                      51
     16.4      Modification                                51

     16.5      Severability                                51

     16.6      Force Majeure                               51

     16.7      Third Party Beneficiaries                   51

     16.8      Governing Law                               51

     16.9      Access                                      52

     16.10     Rule Against Perpetuities                   52

     16.11     Further Assurances                          52

     16.12     Memorandum Agreement                        52

EXHIBITS

                        JOINT VENTURE OPERATING AGREEMENT

     THIS AGREEMENT is made effective as of January 1, 1996, between COMINCO AMERICAN INCORPORATED, a Washington corporation ("CAI"), and GREAT BASIN EXPLORATION & MINING CO., INC., a Nevada corporation ("GBEM").

                                    RECITALS

A. GBEM and CAI own or control certain properties located in Eureka County, Nevada, more particularly described in Exhibit A within an area of mutual interest.

B. A portion of the Properties covered by this Agreement is subject to that certain Participation Agreement dated effective May 31, 1995, by and between Serem Gatro Canada Inc. ("SGC"), GBEM, and Great Basin Management Co., Inc. (the "SGC Agreement"). A copy of the SGC Agreement is attached as Attachment I.

C.  CAI  and  GBEM  desire  to  participate  in  the  exploration,   evaluation,
development, and mining of mineral resources that may be located on, in, or under the area of mutual interest, or any other mining properties hereafter acquired pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties signatory hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.0 Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

     1.1 The term "Accounting Procedures" means the methods and procedures of accounting set forth in Exhibit B. If there arises any conflict between the terms of the Accounting Procedures and those of this Agreement, this Agreement shall control.

     1.2 The term "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means greater than or equal to 50% ownership.

     1.3 The term "Afgan Mineral Lease" means the Mineral Lease dated November 8, 1993, by and between GBEM and the Lyle F. Campbell Trust, as amended and supplemented, and as more particularly described in Exhibit A.

     1.4 The term "Agreement" means this Joint Venture Operating Agreement, including all amendments and modifications hereof, and all Schedules and Exhibits, each of which by this reference is made a part hereof.

     1.5 The term "Ancillary Property Rights" means all rights within and in the proximity of the Area of Interest which are used, or may be used, in conjunction with the Properties for the purposes of conducting operations of the Venture, including, without limitation, water rights, easements, rights-of-way, and licenses, which are acquired and held subject to this Agreement.

     1.6 The term "Area of Interest" means the geographic area described in Exhibit A.

     1.7 The term "Assets" means the Properties, the Ancillary Property Rights, real property and improvements, materials, equipment, patents, data developed by the Venture, accounts, rights, privileges, and other assets, whether real or personal property, tangible or intangible, held by the Venture under this Agreement for the benefit of the Participants.

     1.8 The term "Cash Call" means the billings to a Participant by the Operator as set forth in Section 12.3.

     1.9 The term "Commercial Production" means mining, extracting, processing and handling of the ores or minerals or concentrates derived therefrom which are discovered and developed on or in a Property or Properties and all other work related thereto as may be incidental or reasonably required.

     1.10 The term "Costs" means chargeable costs as defined in Article 2 of the Accounting Procedures.

     1.11 The term "Development" means all preparation for the extraction and recovery of Products from the Area of Interest subsequent to the approval of the Feasibility Study therefor, including, without limiting the generality of the foregoing, the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products.

     1.12 The term "Effective Date" means January 1, 1996.

     1.13  The  term   "Exploration"   means  all  activities   directed  toward
ascertaining the existence, location, quantity, quality, or commercial value of deposits of Products in the Area of Interest prior to Development thereof.

     1.14 The term "Feasibility Study" as defined in the SGC Agreement means a comprehensive study and report containing all material information, prepared in accordance with engineering standards of the highest quality (but which may be prepared by CAI) required to support a recommendation that one or more mineral deposits or suspected mineral deposits on or in a Property should be brought into Commercial Production and thereafter operated on a commercial basis. Without limiting the generality of the foregoing, any such study shall contain all requisite details respecting ore reserves, mine or pit design, mining plan, estimated mining rates and cut-off grades; results of all metallurgical analysis, the method of extracting and treating the ore, market analysis and proposed marketing arrangements, full environmental and social impact studies, all data, including costs estimates of mine development and construction, erection of plant, service facilities, roads, dumps, tailings disposal, power, water and transport, all operating costs contemplated and working capital requirements; the whole to be based upon work of sufficient scope to verify the existence of a commercial deposit on a Property without resort to any additional work. Such study shall include a timetable for placing the Property into Commercial Production, disclosing, on critical path, work required to be done during the construction period and the number of weeks estimated to elapse from the date of production commitment to the date when construction will be completed and Commercial Production will commence.

     1.15 The term "Interest" means the undivided ownership interest of a Participant in the Joint Venture, including the Assets of the Joint Venture, and all other rights and obligations arising under this Agreement, as calculated and expressed as a percentage and as may be adjusted from time to time hereunder. The initial Interests of the Participants are set forth in Section 5.1 of this Agreement.

     1.16 The term "Initial Contribution" means the initial contribution each Participant agrees to make, or is deemed to have made, pursuant to Article 4 of this Agreement.

     1.17 The term "Joint Account" means the account established and maintained by the Operator in accordance with the Accounting Procedures, as evidenced by the Venture's books and accounts showing the charges and credits accruing under this Agreement to the Participants.

     1.18 The term "Management Committee" means the committee established pursuant to Article 9 of this Agreement.

     1.19 The term "Mining" means the mining, extraction, production, handling, transportation, storage, treating, processing, concentrating, milling, refining, and sale of Products, including without limiting the generality of the foregoing, all work incident thereto.

     1.20 The term "Net Proceeds Royalty" means the interest described in Exhibit C, Part I.

     1.21 The term "Net Returns Royalty" means the interest described in Exhibit C, Part II.

     1.22 The term "Nominee Agreement" means the agreement referenced in Section
10.2 and attached hereto as Exhibit F.

     1.23 The term "Operations" means all activities constituting Exploration, Development and Mining or otherwise carried out under this Agreement.

     1.24 The term "Operator" means the person or entity designated as such pursuant to Article 10 of this Agreement.

     1.25 The terms "Participant" and "Participants" mean the persons or entities that have Interests under this Agreement. A third party having a security or equitable interest in the Interest of a Participant shall not be deemed a Participant for the purposes of this Agreement.

     1.26 The term "Products" means all ores, minerals, mineral resources, metals, bullion, and concentrates which the Participants have the right to produce, and which are actually produced, as the result of Mining.

     1.27 The term "Program and Budget" means a description in reasonable detail of the operations of the Venture within the Area of Interest for a year or other specified period, with a detailed estimate of all Costs (including Property Maintenance Costs) to be incurred, a schedule reflecting the Operator's best estimate of the amount and date of cash advances to be made by the Participants, and, when appropriate, the Operator's recommendations for acquisition or disposition of Properties. When active operations in the Area of Interest have ceased by decision of the Management Committee, the term "Program and Budget" shall mean the Property Maintenance Costs for the Area of Interest.

     1.28 The term "Properties" means those interests in real property described in Exhibit A, specifically including, without limitation, the Afgan Property, the Kobeh Property and the Kim Chee Property, as those properties are specifically described in Exhibit A, and all other interests in real property within the Area of Interest, including, without limitation, all mining claims, mineral leases, fee lands, grants or reservations of minerals and surface rights, which are acquired and held subject to this Agreement.

     1.29 The term "Property Maintenance Costs" means those non-discretionary costs required to maintain the Properties and the Ancillary Property Rights in good standing, including all costs and expenses incurred to meet assessment work requirements, option payments, rentals, royalties, and reclamation obligations.

     1.30 The term "Third Party Agreement" means a joint venture, lease, sale, farmout, partnership or other agreement by the Participants to secure Exploration, Development or Mining for Products from the Area of Interest, entered into by the Operator with a third party.

     1.31 The term "third party" means a person or entity which has no Interest under this Agreement or in the Assets.

     1.32 The terms "Venture" and "Joint Venture" mean the association of the Participants formed pursuant to this Agreement.

     1.33 The term "year" means the calendar year, or such other period of twelve (12) consecutive months as the Management Committee may select. The term "month" means a calendar month. The term "quarter" means a quarter of a calendar year or a quarter of any fiscal year selected by the Management Committee.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

2.0  Representations and Warranties; Title to Assets.

     2.1  Capacity of Participants.

          a. Each Participant represents that it is willingly and freely entering into this Agreement; that it is a corporation duly incorporated and that it is qualified to do business and is in good standing in the State of Nevada and in each other state necessary to carry out the purposes of this Agreement; that it has the capacity and is authorized to enter into and perform this Agreement and all transactions contemplated herein; that it will not breach any other indenture, mortgage, agreement, or arrangement by entering into or performing this Agreement; that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken; and that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with the terms of this Agreement.

     2.2  Area of Interest.

          a. Subject to the provisions of Article 15, this Agreement shall apply to all Properties within the Area of Interest and Ancillary Property Rights within and in the proximity of the Area of Interest acquired by any Participant during the term of this Agreement.

          b. The Participants hereby waive and release all rights of partition or sale of the Properties in lieu thereof or other division, including any such rights provided by statute.

     2.3 Representations, Warranties and Covenants Regarding the Properties. CAI and GBEM represent, warrant and covenant the following as of the Effective Date:

          a. With respect to those Properties in which GBEM holds an interest under contracts or agreements: (i) GBEM is in exclusive possession of such Properties; (ii) GBEM has not received any notice of default of any of the terms or provisions of such contracts; (iii) GBEM has the authority under such contracts to perform fully its obligations under this Agreement; (iv) such contracts are valid and are in good standing; and (v) the Properties covered thereby are free and clear of all defects, liens and encumbrances created by, through or under GBEM and except for those specifically identified in Exhibit A or in such contracts or agreements.

          b. With respect to unpatented mining claims that are included within the Properties, except as provided in Exhibit A and subject to the paramount title of the United States: (i) the unpatented mining claims are properly laid out or monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work has been performed and all Federal claim maintenance fees have been properly and timely paid to hold the unpatented mining claims in a manner consistent with Federal requirements through the assessment year ending September 1, 1996, and with Nevada State requirements through the assessment year ending September 1, 1995;
(v) all affidavits of assessment work, notices of intent to hold and other filings (including evidence of payment of maintenance fees) required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of defects, liens and encumbrances arising by, through or under GBEM or CAI, as their interests may appear; and (vii) GBEM and CAI have no knowledge of conflicting claims. Nothing in this Section 2.3, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

          c. There are no pending or threatened actions, suits, claims or proceedings with respect to the Properties.

          d. CAI and GBEM have delivered to each other all information concerning title to the Properties in their possession or control. GBEM and CAI shall also deliver to each other such acknowledgments, consents or subordinations, executed by anyone having an interest in or claim or encumbrance with respect to the Properties which acknowledgments, consents or subordinations shall be in such form as may be reasonably requested by the Participant to receive such acknowledgments, consents, or subordinations.

          e. Unless expressly assumed hereunder, nothing herein shall, nor be interpreted to, impose upon the Venture or either Participant any liabilities or obligations for the Properties that arose out of or relate to activities or occurrences prior to the Effective Date, and each Participant shall indemnify and hold the Venture and each other harmless from any and all such liabilities and obligations.

     2.4 Disclosures. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article 2 from being materially misleading.

     2.5 Survival of Representations and Warranties. The representations and warranties contained in Sections 2.1, 2.3 and 2.4 shall survive the execution and delivery of any documents of assignment or conveyance, including, without limitation, the special warranty deeds provided under this Agreement.

     2.6  Defects in Title; Cure.

          a. In the event an examination of title reveals any defects rendering title to any of the Properties acquired pursuant to this Agreement unmarketable, the Operator shall have the option to: (i) elect to cure, or attempt to cure, such defects and charge the costs thereunder to the Venture, (ii) waive such defects, or (iii) exclude the defective Properties from the coverage of the Venture. If exclusion of a defective Property would result in a material adverse effect on the intended operation of the Venture, the Venture may be terminated by a vote of the Management Committee.

          b. Any failure or loss of title to the Assets shall be a joint loss and shall be charged to the Participants in proportion to their Interests therein at the time such failure occurs. During the period for which CAI has agreed to pay one hundred percent (100%) of the Costs of the Venture pursuant to
Article 4, CAI shall pay all costs of curing or defending title to the Assets, and such costs shall be credited against its obligations to pay Costs for the Venture pursuant to Article 4. Following such period, all costs of curing or defending title to the Assets shall be charged to the Participants in proportion to their Interests therein at the time such costs are incurred. If title to any of the Properties fails as a result of a defect and the loss of such Property would result in a material adverse effect on the intended operation of the Venture, the Venture may be terminated by a vote of the Management Committee.

                                    ARTICLE 3

                              FORMATION OF VENTURE

3.0  Formation of Venture.

     3.1  Formation of Venture; Characterization.

          a. The Participants hereby establish a joint venture for the purposes and on the terms set forth in this Agreement. All rights and activities of the Participants on or in connection with the Assets or within the Area of Interest shall be subject to and governed by this Agreement.

          b. The goals and expectations of the Participants to this Venture are premised on the continued beneficial and unencumbered rights to unpatented mining claims pursuant to the General Mining Law of 1872. In the event the General Mining Law of 1872 is amended or repealed in such a fashion to materially impact the potential or actual Venture Operations or to result in an unequitable burden to either Participant, the Participants shall use their best efforts to renegotiate this Agreement to preserve the parties' relative financial benefits.

     3.2 Effective Date; Name and Term. The Venture shall be known as the "Afgan-Kobeh Joint Venture." The term of this Agreement shall be for twenty (20) years from the Effective Date and for so long thereafter as Operations are conducted within the Area of Interest pursuant to this Agreement, unless the Agreement is earlier terminated as herein provided. The Operator shall cause the Venture to be appropriately registered or qualified as may be required by applicable assumed or fictitious names statutes or other similar statutes.

     3.3 Scope and Purposes of Venture. The purposes of the Venture are to acquire Properties, to undertake Exploration and, if feasible, Development and Mining, to produce and dispose of Products obtained from the Area of Interest, to do all other things related or incident thereto, including, without limitation, entering into Third Party Agreements, and for the further purposes and on the terms set forth in this Agreement.

     3.4 Limitation. Unless the Participants otherwise agree in writing, their activities under this Agreement shall be limited to the purposes described in
Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

     3.5 Other Business Opportunities. Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" shall not be applied to any other activity, venture, or operation of either Participant. Neither Participant shall have any obligation to the other with respect to acquisition or development of any property outside the Area of Interest, including, without limitation, any Properties excluded from the provisions of this Agreement pursuant to Article 15, or except as otherwise provided, any property within the Area of Interest after termination of this Agreement. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

     3.6 SGC Agreement. The Joint Venture is formed subject to the terms and conditions of the SGC Agreement and specifically the right of SGC under the SGC Agreement to participate in a proposed project to bring one or more mineral deposits on or in the Properties into Commercial Production. The provisions of this Agreement shall be construed to carry out the intent of the SGC Agreement.

                                    ARTICLE 4

                    INITIAL CONTRIBUTION TO THE JOINT VENTURE

4.0  Initial Contribution to the Joint Venture.

     4.1 GBEM's Initial Contribution. As its Initial Contribution, GBEM hereby contributes the Afgan Property and the Kobeh Property as described in Exhibit A, and all data and other information relating to the mineral potential of the Area of Interest which is within GBEM's possession or control, for the purposes of this Agreement.

     4.2  CAI's Initial Contribution.

          a. Subject to CAI's right of withdrawal pursuant to Section 4.3, CAI's Initial Contribution shall consist of the following on behalf of the Venture:

               (i) CAI hereby contributes the Kim Chee Property as described in Exhibit A and all data and other information relating to the mineral potential of the Area of Interest which is within CAI's possession or control;

               (ii) CAI shall make an initial Cash Payment to GBEM (the "Cash Payment") in the total amount of Forty Thousand Dollars ($40,000.00) as follows: a Twenty Thousand Dollar ($20,000.00) advance payment made by CAI to GBEM in accordance with the letter agreement dated September 8, 1995 by and between CAI and GBEM, the receipt of which is hereby acknowledged, and a Twenty Thousand Dollar ($20,000.00) payment upon the execution of this Agreement. The Cash Payment shall not constitute Cost Expenditures to be completed during the 1996 calendar year for purposes of Subsection 4.2(a)(v).

               (iii) CAI shall conduct a Controlled Source Audio-frequency Magnetotelluric (CS-AMT) geophysical survey of the Afgan Property and the Kobeh Property on or before December 31, 1995;

               (iv) On or before January 31, 1996, CAI shall pay GBEM the sum of Twenty-Five Thousand Five Hundred Sixty-Five Dollars ($25,565.00) representing reimbursement to GBEM for Federal claim maintenance fees for the year ending September 1, 1996 and county recording fees paid for the affidavit and notice of intent to hold for the year ending September 1, 1995 for the Afgan Property and the Kobeh Property. CAI's reimbursement shall not constitute Cost Expenditures to be completed during the 1996 calendar year for purposes of Subsection 4.2(a)(v).

               (v)  CAI  shall   contribute   the  first  One  Million   Dollars
($1,000,000.00) to the Venture for the payment of Costs necessary to fund Venture Operations and Programs and Budgets (where applicable) (the "Cost Expenditures"). The Cost Expenditures shall be made at CAI's discretion, provided, however, that to satisfy its obligations under this Section 4.2, CAI shall make minimum Cost Expenditures in the following amounts:

                    Cost Expenditures
                    $200,000.00     During the Calendar Year 1996
                    $200,000.00     During the Calendar Year 1997
                    $200,000.00     During the Calendar Year 1998
                    $200,000.00     During the Calendar Year 1999
                    $200,000.00     During the Calendar Year 2000

                    Except as excluded by Subsections 4(a)(ii), 4(a)(iv) and 4(a) (vii), for the purposes of this Section 4, Cost Expenditures shall mean all costs incurred in actual work on the Afgan Property and the Kobeh Property for drilling, trenching, excavation, mining, road building, surveying, mapping, and geological, geochemical and geophysical programs conducted on the Afgan Property and the Kobeh Property as well as assaying and metallurgical testing of ore extracted from the Afgan Property and the Kobeh Property which may be conducted at appropriate facilities off the Afgan Property and the Kobeh Property. Cost Expenditures shall include wages and salaries paid to engineers, geologists, laborers and technicians for actual time spent in Exploration, Development and Mining of the Afgan Property and the Kobeh Property. Direct overhead, such as lodging, meals, and travel expenses (but expressly excluding any charge for office or administrative expenses) shall be limited to ten percent (10%) per year. Expenditures made in excess of the required amount may not be carried over and applied to the successive minimum Cost Expenditures requirements.

               (vi) CAI shall on or before December 31, 2000, complete a Feasibility Study covering and relating to all or a portion of the Properties, provided, however, that CAI may complete the Feasibility Study up to three (3) years beyond this date if, during such additional years CAI makes payments to GBEM as follows:

               $50,000.00          on or before December 31, 2001
               $50,000.00          on or before December 31, 2002
               $75,000.00          on or before December 31, 2003

               (vii) CAI shall make payments for Advance Minimum Royalty due and payable pursuant to the Afgan Mineral Lease during the term of this Agreement. CAI shall assume GBEM's obligations under the Afgan Mineral Lease, except those obligations which accrued to GBEM prior to the Effective Date of this Agreement. Payments and expenditures made by CAI pursuant to this Subsection 4(a)(vii) shall not constitute Cost Expenditures for the purposes of Subsection 4.2(a)(v).

               Upon completion of CAI's Initial Contribution, CAI shall provide GBEM with a copy of the Feasibility Study and a written report summarizing the Cost Expenditures and all other expenditures for Costs by CAI for its Initial Contribution (the "Initial Cost Report"). GBEM shall have thirty (30) days from receipt of the Feasibility Study and the Initial Cost Report to confirm that CAI completed the expenditures required under this Section 4.2(a).

          b. CAI's failure to timely complete its Initial Contribution required by Section 4.2(a) shall constitute a default hereunder and GBEM may elect to terminate this Agreement. In the event that GBEM elects to terminate this Agreement for CAI's breach under this Section 4.2(b), CAI shall be deemed to have withdrawn from this Agreement, CAI shall have no further right, title and interest in the Afgan Property and the Kobeh Property and CAI shall assign its entire interest in and to the Afgan Property and the Kobeh Property to GBEM. CAI's withdrawal shall be effective upon GBEM's election to terminate this Agreement. However, CAI's deemed withdrawal shall not relieve CAI of its obligation to satisfy its share of liability to third parties arising out of operations conducted by the Venture prior to CAI's withdrawal. In the event CAI withdraws from the Venture before completing its Initial Contribution, unless otherwise requested by GBEM, CAI shall be solely responsible for and shall perform all reclamation in the Area of Interest or portions thereof required by any applicable law, rule or regulation by reason of CAI's activities as Operator of the Venture on such property. Except as otherwise expressed or provided, CAI's withdrawal shall relieve CAI from any other obligation to make contributions hereunder. Upon such event, CAI shall also be subject to the withdrawal provisions of Section 4.3.

          c. Nothing in this Section 4.2 shall create a legal obligation requiring CAI to make the Costs Expenditures, undertake or complete the Feasibility Study or to continue to assume GBEM's obligations under the Afgan Mineral Lease. Completion of the Initial Contribution shall be at CAI's sole discretion and neither GBEM nor SGC shall have any right to enforce payments or expenditures described in Section 4.2(a) nor shall GBEM or SGC incur any damages hereunder in the event CAI elects not to make its Initial Contribution.

     4.3 Withdrawal. CAI may at any time withdraw from the Venture by giving a thirty (30)-day advance written notice to GBEM. If CAI withdraws prior to making its Initial Contribution in accordance with the provisions of Section 4.2, CAI shall (i) be excluded from acquiring properties within the Area of Interest for a period of one (1) year from the date or deemed date of withdrawal and (ii) convey the Afgan Property and the Kobeh Property and any other Properties acquired pursuant to this Agreement (excluding the Kim Chee Property) to GBEM by special warranty deed substantially in the form of Exhibit D, and in conformance with such other applicable state conveyancing laws. All data and other information acquired by CAI or GBEM or generated for the Venture during the term of this Agreement pertaining to the Area of Interest (the "Venture Data") shall be owned jointly by CAI and GBEM as tenants in common. The use of the Venture Data shall not be restricted or limited unless otherwise agreed to by the parties. Upon CAI's withdrawal, this Agreement shall terminate and neither CAI nor GBEM shall have further rights or obligations under this Agreement, including, without limitation, the obligation to make further contributions to the Venture. If CAI withdraws after making its Initial Contribution, CAI shall be subject to the provisions of Section 13.2. If CAI withdraws prior to making its Initial Contribution, CAI shall satisfy the obligations of Section 9 of the Afgan Mineral Lease for the then current assessment year, including without limitation, any obligations imposed on GBEM if the Afgan Mineral Lease is terminated.

     4.4 Additional Contributions. All Properties and other material contributions made by the Participants shall become Assets of the Venture; provided, however, that the Participants shall have the right to surrender or abandon Properties pursuant to Section 15.2.

                                    ARTICLE 5

                            INTERESTS OF PARTICIPANTS

5.0  Interests of Participants.

     5.1 Initial Interests. Subject to CAI's completion of its Initial Contribution and upon the failure by SGC to elect to participate as provided in
Article 6, the Interests of the Participants in the Assets of the Venture as of the Effective Date shall be eighty percent (80%) for CAI and twenty percent (20%) for GBEM. The Participants shall retain their respective Interests, as stated, unless such Interests are modified, transferred, or diluted as provided in this Agreement.

          (i) Gross Asset Value of GBEM's Initial Contribution. For purposes of dilution pursuant to this Article 5, the agreed value of GBEM's Initial Contribution (the Afgan Property, the Kobeh Property and the data and other information related thereto) shall be proportionately equal to CAI's Initial Contribution described in Section 4.2(a) on the basis of the Interests of the Participants defined in this Section 5.1 ("GBEM Gross Asset Value").

          (ii) Gross Asset Value of CAI's Initial Contribution. For purposes of dilution pursuant to this Article 5, the agreed value of CAI's Initial Contribution (the Kim Chee Property and the data and other information related thereto plus the Cash Payment, Cost Expenditures and all other Costs of the Venture contributed by CAI as its Initial Contribution including the Costs of the Feasibility Study) shall be proportionately equal to CAI's total expenditures for its Initial Contribution described in Section 4.2(a) on the basis of the Interests of the Participants defined in this Section 5.1 ("CAI Gross Asset Value").

     5.2 Obligations of Participants. Upon completion of CAI's obligation to contribute one hundred percent (100%) of the Costs of the Venture as its Initial Contribution under Section 4.2, except as provided in Section 11.3, the Participants shall be obligated to contribute to each Program and Budget in proportion to their respective Interests. The Participants shall bear all other costs, expenses, liabilities, obligations and risks incurred under this Agreement in proportion to their respective Interests.

     5.3  Dilution of Interest.

          a. Subject to CAI's obligation under Section 4.3 to convey all of its Interest in the event it fails to make its Initial Contribution, if either Participant elects to not contribute all or some portion of its share to each Program and Budget pursuant to Section 11.3, the non-contributing Participant's Interest shall be decreased according to the ratio of (i) the amount it has actually expended and is deemed to have expended to (ii) the total amount expended and deemed expended by all Participants. The Interest of the Contributing Participant shall be increased by an equivalent amount. The increased Interest accruing to a Participant as a result of the reduction of the other Participant's Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Assets were acquired or those to which both Participants have given their written consent.

               For example, assume GBEM's Interest is 20% with an agreed GBEM Gross Asset Value of its Initial Contribution of $2,000,000 and CAI's Interest is 80% with an agreed CAI Gross Asset Value of $8,000,000 (A1). Assume further that for the year following CAI's completion of its Initial Contribution, CAI contributes $800,000 (B1) and GBEM contributes $200,000 to the Program and Budget under Section 5.4, but then GBEM elects not to contribute anything to the following year's $5,000,000 (C1 and C) Program and Budget. Assuming CAI elects to contribute all of the following year's Program and Budget, CAI's Interest will be increased as follows:

          A1+B1+C1 for CAI divided by A+B+C for GBEM and CAI

                              or

                 $8,000,000 + $800,000 + $5,000,000
                $10,000,000 + $1,000,000 + $5,000,000

                              or

       $13,000,000 divided by $16,000,000 = .8125 x 100 = 81.25%

                         CAI's Interest      = 81.25%
                         GBEM's Interest     = 18.75%

               When necessary or convenient to do so, the Interests of the Participants shall be recalculated on a trial basis for purposes of determining the Participants' respective shares of Programs and Budgets adopted pursuant to
Section 11.2 or for purposes of considering the election permitted by Section 11.3.

          b. If at any time the Interest of a Participant is reduced to five percent (5%) or less by an affirmative election not to contribute all or some portion of its share pursuant to a Program and Budget as provided in Section
11.3 and the resulting application of the dilution formula in Section 5.3(a), the diluted Participant shall be deemed to have withdrawn from the Joint Venture, this Agreement shall terminate and the diluted Participant's Interest shall convert to a five percent (5%) Net Proceeds Royalty interest as defined in Exhibit C. This conversion shall be evidenced of record by the non-contributing Participant conveying all of its interest in the Assets to the contributing Participant by confirmation deed substantially in the form of Exhibit D, and in conformance with such other applicable state conveyancing laws. The contributing Participant shall convey to the non-contributing Participant a five percent (5%) Net Proceeds Royalty burdening the Properties. The conveyance shall be completed through a net proceeds royalty deed substantially in the form of Exhibit E.
Both conveyances shall be effective as of the date of the conversion.

     5.4 Continuing Liability. Except as provided in Section 4.2(b), any reduction of a Participant's Interest under Section 5.3 shall not relieve such Participant of its share of any liability arising out of Operations conducted prior to such reduction, whether such liability accrues before or after such reduction. For purposes of this Section 5.4, such Participant's share of such liability shall be equal to its Interest at the time such liability was incurred.

                                    ARTICLE 6

                           FEASIBILITY AND DEVELOPMENT

6.0  Feasibility and Development.

     6.1  Feasibility Study.

          a. Within the time limitations set forth in Section 4.2(a)(vi), if CAI concludes, acting reasonably, that there is sufficient evidence that a potential orebody exists upon or in the Properties and that a Feasibility Study should be prepared, CAI shall by written notice so inform GBEM and SGC. Such written notice shall (i) include a pre-feasibility study setting out in reasonable detail acceptable to GBEM and SGC, acting reasonably, all of the material information upon the basis of which CAI has reached its aforesaid conclusion;
(ii) provide GBEM and SGC with the right to participate in the selection of the party to prepare the Feasibility Study; and (iii) provide GBEM and SGC, at their sole discretion, with the right to participate in the preparation of the Feasibility Study at their own costs (it being acknowledged and agreed that if GBEM or SGC do not elect to participate in the preparation of a Feasibility Study at their own costs, any and all costs and expenses related to the preparation of a Feasibility Study shall be borne exclusively by CAI).

          b. Subject to the provisions of Section 6.3, the Feasibility Study prepared in accordance with Section 6.1(a) shall be delivered to GBEM and SGC and shall include a detailed Budget of the estimated Development/Production Expenditures required to bring the Properties into Commercial Production in accordance with the Feasibility Study plus the estimated working capital and other requirements for the operation of such properties once the properties have been placed into Commercial Production. For purposes of this Section 6.1(b), "Development/Production Expenditures" shall mean all costs and obligations of whatever kind or nature to be incurred under a Budget.

          c. With the exception of the Feasibility Study to be prepared in accordance with Section 4.2(a)(vi), the Operator shall prepare or cause to be prepared any additional Feasibility Study upon the request of the Management Committee.

          d. If the Feasibility Study prepared in accordance with this Agreement indicates that the Properties contain an orebody and recommends that work be commenced with a view to bringing the Properties into Commercial Production, the Participants shall not be obligated to bring the Properties into Commercial Production.

     6.2  SGC Right to Participate.

          a. Within the ninety (90)-day period after receipt of a completed Feasibility Study and Budget prepared pursuant to Section 6.1, SGC shall have the option, but not the obligation, to exercise its right under the SGC Agreement to acquire an interest in the Properties covered by the Feasibility Study and to form a corporate entity as set forth in the SGC Agreement. SGC's election shall be in writing to GBEM (the "Exercise Notice") and GBEM shall promptly deliver a copy of the Exercise Notice to CAI.
          b. Upon SGC's affirmative election in compliance with this Section 6.2 and the applicable provisions of the SGC Agreement, the following shall occur:

               (i) This Agreement shall automatically terminate as to all Properties, and, except as provided in Section 6.2(b)(ii), GBEM shall have no further rights or interests in and to the Properties.

               (ii) GBEM shall be entitled to receive the following assignments of production royalties burdening the Properties (A) a ten percent (10%) Net Proceeds Royalty (as defined in Exhibit C, Part I) for Products produced from the Afgan Property by a "Net Proceeds Royalty Deed" substantially in the form of Exhibit E, Part I, and (B) a five percent (5%) Net Returns Royalty (as defined in Exhibit C, Part II) for Products produced from the Kobeh Property by a "Net Returns Royalty Deed" substantially in the form of Exhibit E, Part II. Both conveyances shall be effective as of the date of SGC's Exercise Notice.

               (iii) GBEM shall provide such further assurances and execute such additional assignments necessary to carry out the provisions of this Section 6.2.

               (iv) GBEM shall assign to CAI all of its right, title and interest in, to and under the SGC Agreement necessary to substitute CAI in the place of and for GBEM as a party to the SGC Agreement. CAI shall accept such assignment and assume all prospective duties and obligations of GBEM created by the SGC Agreement as if CAI was a signatory party thereto.

                   (v) CAI shall transfer the Properties to be held pursuant to the terms of the SGC Agreement.

          c. If SGC fails to timely and properly elect to acquire an interest in the Properties as required by this Agreement and the SGC Agreement, then SGC shall be deemed to have waived any rights with respect to the Properties covered by the Exercise Notice and the provisions of this Agreement shall govern.

              d. In addition to the requirements of Section 2.3(d), GBEM shall promptly provide CAI copies of notices, claims, and inquiries for information relating to the Properties or to the SGC Agreement. In the event of a dispute between SGC and GBEM, their successors or assigns, GBEM shall promptly notify CAI of such dispute or claim, and provide CAI with copies of all dispute claims, pleadings, and notices of arbitration, together with all other pertinent documents relating to the dispute. CAI shall have the right, and GBEM shall undertake or cause to be undertaken all actions necessary to facilitate CAI's right to, participate in the negotiation, adjudication, resolution or settlement of any such dispute, including, without limitation, the right to review pleadings, attend hearings and mediation or arbitration sessions and review and approve all settlements.

     6.3  Management Committee Review.

          a. After submission of a Feasibility Study by the Operator, the Management Committee shall have forty-five (45) days from submission to either accept, amend, or reject as incomplete the Feasibility Study. If the Management Committee rejects the Feasibility Study as incomplete, the Management Committee shall request the Operator to perform such additional work with respect to the study as may be appropriate or necessary to complete the Feasibility Study consistent with the requirements of Section 1.14. If additional work is
requested,   the  Management  Committee  shall  meet  to  consider  the  revised
Feasibility Study as soon as reasonably practical, but in no event later than thirty (30) days after the submission of the revised Feasibility Study to the Management Committee. A Feasibility Study accepted by the Management Committee shall include a recommendation concerning Development.

          b. Upon acceptance by the Management Committee, the Feasibility Study shall be delivered to SGC pursuant to the provisions of Section 6.2. The Management Committee shall not undertake any affirmative action concerning Development under the Feasibility Study until the end of SGC's ninety (90)-day election period provided in Section 6.2(a).

          c. Within three (3) months after the end of SGC's ninety (90)-day election period, and provided that SGC fails to elect to acquire an interest in the Properties as provided herein, the Management Committee shall vote to either proceed to Development, defer consideration of the proposal to another date, or reject the proposal. Upon approval of the proposal for Development, the Participants shall elect to participate in Development pursuant to Section 6.2.

          d. Nothing contained in this Agreement shall create, nor be construed to create, any liability on the part of the Operator or the Management Committee for the preparation of a Feasibility Study in the event a banking or other financial institution rejects the Feasibility Study for any reason or refuses to loan funds based on the Feasibility Study sufficient to allow participation in Operations pursuant to this Agreement.

     6.4 Election to Participate. Except as otherwise provided in Section 6.2, the Participants shall elect whether to participate in Development by giving notice to the Management Committee within thirty (30) days following the Management Committee's approval of a proposal to proceed to Development pursuant to Section 6.3(c) in accordance with a Feasibility Study prepared pursuant to
Section 6.1. A Participant's election not to participate in Development shall constitute a deemed withdrawal from the Venture and shall result in the automatic conversion of the Participant's Interest in the Joint Venture to a five percent (5%) Net Proceeds Royalty interest as defined in Exhibit C, and that Participant shall promptly transfer its entire Interest in the Assets of the Venture to the other Participant in accordance with the provisions of Sections 5.3(b) and 14.3. If no such election is made within the thirty (30)-day time period, a Participant shall be deemed to have elected to participate in Development.

     6.5 Commencement of Development. The Operator shall diligently commence and continue Development as provided in the Program and Budget approved by the Management Committee.

                                    ARTICLE 7

                                     MINING

7.0  Mining.

     7.1 Conduct of Operations. The Operator shall conduct all Mining of the Venture in a proper and workmanlike manner.

     7.2 Taking in Kind.

          a. Each Participant shall take in kind and separately dispose of its respective share of all Products produced from the Area of Interest. Unless otherwise agreed, the terms of delivery to the Participants shall be f.o.b. the mine. The right of each Participant to market its share of Products produced hereunder in competition with the other Participant and to mine and market minerals, ores, and other products from other sources in competition with the other is hereby confirmed, and it is expressly agreed that nothing contained in this Agreement shall be construed to preclude or restrict such right. Neither the Operator nor any Participant shall have any authority or right to sell or otherwise dispose of Products belonging to another, except as specifically provided in Section 7.3.

          b. After a Participant has exercised its right to take in kind, Products shall be segregated in accordance with its election and for the account of such Participant. The Participant electing to take in kind shall alone bear any additional costs incurred after the Products are segregated, which are attributable to such segregation.

     7.3  Sales by the Operator.

          a. If a Participant fails to take in kind or to separately dispose of its share of Products from the Area of Interest, and fails to request the Operator to sell its share of Products, the Operator shall have the right, but not the obligation, subject to revocation at will by the Participant owning the share, to purchase for the Operator's own account or to sell such share to third parties as agent for such Participant at not less than the market price prevailing in the area and not less than the price which the Operator receives for its own share; provided that all contracts of sale executed by the Operator for any Participant's share shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any such contract be for a period in excess of one year. The Operator shall notify a Participant of any contract for sale of such Participant's share within thirty (30) days of execution of such contract.

          b. Whenever the Operator sells Products for the account of another Participant, the Operator shall calculate and disburse to the Participant, on a monthly basis, the proceeds, less the Costs to be deducted hereunder, from such sale of Products.

          c. In the event the Operator is authorized but fails to sell a Participant's share of Products after diligent efforts to do so over a period of thirty (30) days, the Participant having authorized the Operator to sell its share of Products shall either (i) take in kind and dispose of its share of Products, or (ii) notify Operator of its request to have the Products stored, which costs of such storage and associated handling and facilities shall be for the sole account of such Participant.

     7.4 Weighing, Sampling and Assaying. The Operator shall weigh (or calculate by volume), sample, and assay all Products in accordance with sound mining and metallurgical practices prior to the sale or taking in kind of such Products by any Participant. The Operator shall keep accurate records of weight (or calculations thereof) and sample and assay results and shall maintain such records and results for a sufficient period of time to facilitate the audit provisions of Section 12.6 and the Accounting Procedures.

     7.5 Commingling. Except as otherwise prohibited in the agreements creating or granting rights in and to the Properties, the Operator shall be permitted to commingle or process a Participant's share of Products produced from the Area of Interest with ores, minerals and other material mined or produced from any other area or property, subject, however, to procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total metal content in the commingled ores, minerals or other materials attributable to a Participant's Interest.

          a. The Operator shall have the right of commingling and processing, at any location and either underground or at the surface, Products from the Properties with ores, metals, minerals and concentrates mined from other lands not subject to this Agreement, provided that the Operator shall, before commencing such commingling, establish procedures to assure that the amount of Products realized from processing in which commingling has occurred and the costs associated with mining and producing such Products are fairly allocated between Products from the Properties and ores, metals, minerals or mineral products from other lands. Subject to paragraph c of this Section 7.5, such procedures shall be approved in writing by both Participants prior to instituting any commingling activity.

          b. For the purpose of the allocations to be made pursuant to this Section, the procedures to be approved shall include, without limitation, weighing, measuring, sampling, assaying and record keeping in accordance with sound mining and metallurgical practices for all Products from the Properties and ores, metals, minerals and mineral products from other properties not subject to this Agreement before the same are so commingled. Determinations derived from the procedures shall be used as the basis of allocation of saleable Products, as to which the Participants have the right to take in kind pursuant to Section 7.2, from the materials so commingled. Allocation between the Properties and other lands not subject to this Agreement shall in any event be based upon and derived from the total Products actually removed from the commingled material.

          c. If the Participants are unable to agree upon a mutually acceptable commingling agreement, or in the event that any controversy arises as a result of the commingling activities which cannot be settled between the Participants themselves, the disputed matter shall be submitted for resolution to binding arbitration upon the request of either Participant. The arbitrator shall be mutually selected by CAI and GBEM. If the Participants are unable to agree upon an arbitrator, CAI and GBEM shall promptly join in a request to the American Arbitration Association (hereinafter referred to as the "Association") that it submit to them a list of persons whom it would regard as available arbitrators and especially qualified for the particular arbitration. If, within fifteen (15) days of the receipt of the list from the Association, CAI and GBEM have not agreed upon an arbitrator, CAI and GBEM shall join in a written request to the Association for the appointment of the arbitrator. The arbitration shall be governed by the Association's general rules. The decision of the appointed arbitrator shall be conclusive and binding upon the Participants. Fees and expenses of the arbitration shall be shared by the Participants equally and shall not be charged to the Joint Account. Each Participant shall bear its own attorneys' fees.

     7.6 Milling Arrangements. Subject to the approval of the Management Committee, the Operator shall make milling or any other arrangements necessary for processing Products. In the event Products are processed in facilities owned exclusively by the Operator, the charge to the Participants for the processing of such Products shall be no greater than the cost of similar services available in the vicinity of the Area of Interest.

     7.7 Transportation of Products. Subject to the approval of the Management Committee, the Operator shall make all arrangements necessary for transportation of Products which are not taken in kind or separately disposed of by a Participant.

                                    ARTICLE 8

                          RELATIONSHIP OF PARTICIPANTS

8.0  Relationship of Participants.

     8.1  Tenants in Common.

          a. Except as otherwise provided, the Participants shall own all Assets as tenants in common of undivided interests and shall be severally, not jointly or collectively, liable for all obligations of the Venture.

          b. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Participant shall be severally liable to third parties for any act or omission occurring in the exercise of its rights or obligations as a Participant in the Area of Interest.

          c. Each of the Participants waives, during the term of this Agreement, any right to partition of the Properties or the Assets and no Participant shall seek or be entitled to partition of the Properties or the Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

     8.2 Creation of Tax Partnership. It is not the purpose or intention of this Agreement to create any commercial partnership, mining partnership or other partnership, association or trust, and neither this Agreement nor the operations hereunder shall be construed or considered as creating any such relationship. However, the Participants acknowledge and agree that this Agreement embodies a tax partnership for United States income tax purposes (and state income tax purposes where required or appropriate), and the Participants agree not to elect to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision contained in applicable state statutes.

          a. The Operator is designated as the Tax Matters Partner for the purposes of Code Sections 6221 through 6233 and any similar state statute. As Tax Matters Partner, the Operator shall be empowered to deal with the Internal Revenue Service; provided, however, that the Tax Matters Partner shall not enter any agreement settling or compromising the tax liability of the other Participant. The Operator shall cooperate with the Internal Revenue Service to assure that the other Participant to this Agreement is given proper and timely notice of the initiation of an administrative proceeding with respect to returns filed on behalf of the tax partnership. In addition, the Operator shall keep the other Participant apprised of the progress of any United States or state income tax administrative proceedings regarding the operations hereunder.

          b. The  Operator  shall  prepare  and  file  partnership  tax  returns covering joint operations under this Agreement and shall furnish such partnership tax returns to the other Participant on or before the date such filings are due, including any and all extensions thereto. The Participants shall furnish the Operator on a timely basis all information necessary for the proper preparation of such returns. The Operator shall make the following elections for the partnership returns to be filed covering joint operations under this Agreement:

               (1)  To adopt the calendar year as the annual accounting period;

               (2)  To adopt the accrual method of accounting;

               (3) Not to defer all expenditures paid or incurred during the taxable year for development of a mine or other natural deposit pursuant to
Section 616(b) of the Code;

               (4) To elect to compute the allowance for depreciation or amortization using the shortest life permissible under the Code, Treasury Regulations or other authority;

               (5) To elect to deduct advance royalties, if any, in the year accrued;

               (6) To adjust the basis of tax partnership assets, under Section 754 of the Code, but only if the transferee of an interest in tax partnership agrees to pay all costs associated with filing such election and in subsequently computing the adjustments to basis required by such election;

               (7) To make such other elections as may be approved by the Management Committee.

          c. The Participants agree that for federal and state income tax reporting purposes, each item of income, gain, loss deduction or credit, including, but not limited to, the classes of items specifically mentioned below, shall be determined as follows:

               (1) Production costs shall be allocated as deductions to each Participant in accordance with each Participant's respective contributions to such costs.

               (2) The deduction for exploration and development costs shall be allocated to each Participant in accordance with its respective contributions to such costs. The burden of exploration and development cost recapture shall be borne separately by each Participant in proportion to the deductions that give rise to the recapture. Each Participant shall report to the Operator any election made by it to expense or recapture exploration or development expense so that such items may be properly treated for purposes of joint operations.

               (3) Depreciation, amortization, and available tax credits shall be allocated to each Participant in accordance with its respective contributions to the basis of the particular property, as determined for capital account purposes. Any subsequent recapture of depreciation under Section 1245 or 1250 of the Code or the appropriate state tax provision or of tax credits shall also be allocated to the Participant or Participants that initially were credited with the costs.

               (4) The depletion deduction shall be computed by the Tax Matters Partner at the tax partnership level on the basis of the greater of cost or percentage depletion. Cost depletion shall be allocated among the Participants in proportion to their contributions to the basis (as maintained for capital account purposes) of the depletable property to which the cost depletion is attributable. Percentage depletion shall be allocated to each participant in accordance with its share of revenues in each property.

               (5) In the case of the sale, abandonment, or other disposition of joint property, other than Products, gain or loss as computed for capital account purposes shall be allocated among the Participants so that, to the extent possible, the balance in each Participant's respective capital account is proportionate to such Participant's Interest.

               (6) All income shall be allocated to the Participants in the same ratio as the Participant's Interest for the year the income was earned.

               (7) Other items of costs, expenses, and credits shall be allocated to each Participant in accordance with its respective contribution to such costs, expenses, and credits.

          d. Items of income, gain, loss, deduction, and credit shall be allocated for federal income tax purposes in the manner such items are allocated under Section 8.2(c) of this Agreement (but on the basis of contributions to adjusted tax basis), except to the extent Sections 704(b) or 704(c) of the Code require a different allocation. If Sections 704(b) or 704(c) of the Code (or the regulations thereunder) require an allocation or allocations different from the allocations provided in Section 8.2(c) of this Agreement, the parties agree to make such allocations to preserve, to the fullest extent possible, the allocations contemplated by such Section and to minimize, to the fullest extent possible, any unanticipated, adverse tax consequences to the parties.

          e.   Capital Accounts.

               (1) A  separate  capital  account  shall be  maintained  for each
Participant. The capital accounts shall be maintained in accordance with the principles of the Treasury Regulations under Section 704(b) of the Code (the "Section 704(b) Regulations"), including general principles: (1) each Participant's capital account shall be increased by: (A) the amount of money contributed by the Participant to the Venture, (B) the fair market value of property contributed by the Participant to the Venture (net of liabilities securing such contributed property that such Participant is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to the Participant of income and gain (or items thereof), including income and gain exempt from tax, all as determined in accordance with Section 8.2(c) of this Agreement and the Section 704(b) Regulations; (2) each Participant's capital account shall be decreased by (A) the amount of money distributed to the
Participant, (B) the fair market value of property distributed to the Participant (net of liabilities securing such distributed property that such Participant is considered to assume or take subject to under Section 752 of the
Code), (C) allocations to the Participant of expenditures of the Venture described in Section 705(a)(2)(B) of the Code, and (D) allocations of the Participant's loss and deduction (or items thereof), as determined in accordance with Section 8.2(c) of this Agreement and the Section 704(b) Regulations. The adjusted tax basis of each contributed property and its fair market value shall be promptly provided to the Tax Matters Partner by the Participant making such contribution, provided that the other Participant shall have the right to contest any such declaration of the fair market value and to submit to the Tax Matters Partner an independent appraisal, prepared at such Participant's sole cost and expense, covering any such property.

               (2) In making the credits and debits to the Participants' capital accounts in accordance with the Section 704(b) Regulations, the Tax Matters Partner shall make such elections, tax allocations, and adjustments as are provided in the Section 704(b) Regulations as it deems necessary or appropriate to maintain the validity of the tax allocations set forth in this Agreement.

          f. If joint operations are terminated, the following procedure shall apply:

               (1) All liabilities incurred as a result of joint operations shall be paid unless otherwise provided under this Agreement.

               (2) The Assets shall then be distributed in accordance with the provisions of Section 8.2(g) of this Agreement.

          g. Upon termination of joint operations, the Participants hereby agree and obligate themselves as follows:

               (1) The capital accounts shall be adjusted for gain or loss which would be allocable to each Participant upon a disposition of such Assets for the fair market value thereof as agreed upon by the Participants. If the Participants cannot reach unanimous agreement as to the fair market value of any such Assets, the Operator shall cause a nationally recognized, independent accounting firm to determine the fair market value of such property. The Operator shall notify each Participant of the accounting firm's determination of value prior to the distribution of any Asset. If any Participant gives the Operator written notice of its disagreement with the accounting firm's determination of value within thirty (30) days after receiving the Operator's notification of value, the matter shall be submitted to binding arbitration according to the rules and practices of the American Arbitration Association. The Operator shall value equipment in accordance with the accounting procedure attached to the Agreement.

               (2) Following the application of Section 8.2(g)(1), any Participant who has a capital account whose balance is less than zero shall contribute an amount of cash to the joint operations sufficient to achieve a zero balance capital account.

               (3) Following the application of Sections 8.2(g)(1) and 8.2(g)(2), if the Participants' capital accounts are not in balance (that is, if the capital account balance of each Participant stated as a percentage of the capital account balances of all Participants is not equal to each Participant's Interest), the Participants shall take one or more of the following actions to cause the capital accounts to be placed in balance:

                    (a) The Participant with the relatively lower capital account balance shall make a cash contribution to the tax partnership which, when distributed to the Participant with the relatively higher capital account balance, is sufficient to place the capital accounts in balance.

                    (b) The Participant with the relatively lower capital account shall distribute that portion of its assets to the Participant with the relatively higher capital account which, based on the fair market value of the distributed assets, is sufficient to place the capital accounts in balance.

                    (c) Such other actions to which the Participants unanimously agree at the time which place the capital accounts in balance.

                    Option  (b)  above   shall  be  used  if  and  only  if  the
Participant with the relatively lower capital account agrees to make the contribution.

               (4) Following the adjustments or contributions under Section 8.2(g)(1), 8.2(g)(2), and 8.2(g)(3) of this Agreement, all remaining tax partnership properties shall be distributed among the Participants in accordance with each Participant's Interest.

               (5) All distributions, deemed distributions, or contributions made in connection with the termination of joint operations shall be made within the time periods required by the Section 704(b) Regulations.

     8.3 Confidentiality; Publicity. Unless otherwise agreed, the provisions of this Agreement, the Venture Data and all data, studies, records, and other information developed or acquired in connection herewith shall be considered confidential information and an Asset of the Venture, and shall not be disclosed to any third party or to the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld; provided, however, that consent shall not apply to a disclosure to (a) an Affiliate, consultant, contractor, or subcontractor that has a bona fide need to be informed, (b) any third party to whom the disclosing Participant contemplates a transfer of all or any part of its Interest in the Venture, (c) any third party with whom a Third Party Agreement is being sought or negotiated on behalf of the Venture, (d) any disclosure in the form of the Nominee Agreement executed pursuant to Section 10.2(b) or a Memorandum executed and recorded pursuant to
Section 16.12, or (e) a governmental agency or entity or to the public, which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange. Notwithstanding the foregoing exceptions to the consent requirement for disclosures to third persons or the public, the disclosing Participant shall in all cases use reasonable efforts to give notice to the other Participant in advance of making such disclosure. As to any disclosure pursuant to (a), (b) or (c) above, such disclosure shall be only of such information as the third party shall have a legitimate business need to know and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Section 8.3. The provisions of this Section shall apply during the term of this Agreement and for two (2) years following termination of this Agreement, and shall continue to apply to any Participant who transfers its Interest from two (2) years following the date of such occurrence.

     8.4 Patents. Unless otherwise agreed, any patentable improvement or invention relating to methods or processes first reduced to practice with respect to the Venture shall be the property of the Participants, as tenants in common, and the interests of the Participants in the patentable improvement or invention shall be equal to their respective Interests.

     8.6 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

                                    ARTICLE 9

                              MANAGEMENT COMMITTEE

9.0     Management Committee.

     9.1  Organization; Composition.

          a. After completion of CAI's Initial Contribution pursuant to Section 4.2, the Participants shall establish a Management Committee which shall consist of one (1) regular member and one (1) or more alternate members appointed by each Participant. Appointments shall be made or changed by notice to the other Participant. Expenses incurred by a Participant in sending representatives to Management Committee meetings shall be borne by such Participant and shall not be a Cost of the Venture.

          b. A written statement containing the names of the regular and alternate members shall be provided to each Participant by the other Participant. The Management Committee shall appoint a chairman and such other personnel as it may deem necessary to properly conduct the meetings and business of the Management Committee.

     9.2 Powers of the Management Committee. The Management Committee shall have the exclusive authority to determine all management matters, including, but not limited to, the following:

          a. Approval or modification of annual Programs and Budgets submitted by the Operator;

          b. Approval of operations, expenditures, disbursements or other affairs of the Venture which are not delegated to or are beyond the authority of the Operator;

          c.   Initiation of a Feasibility Study;

          d.   Proposal and election to proceed with Development and Mining; and

          e.   Review and approval of annual statement of accounts.

     9.3  Meeting; Action Without Meeting.

          a. The Management Committee shall hold meetings at least annually at mutually agreed times and places. Either Participant may call Management Committee meetings by providing the other Participant with a minimum of thirty
(30) days advance written notice and by setting an agenda. There shall be a quorum if at least one (1) member representing each Participant is present. Emergency meetings may be called by any Participant upon such prior notice as is reasonable under the circumstances.

          b. In lieu of meeting, the Management Committee may hold telephone conferences so long as the agenda and all decisions are immediately confirmed in a writing executed by each Participant.

     9.4  Decisions.

          a. Each Participant, through its appointed member on the Management Committee, shall be entitled to a vote weighted by its Interest, provided, however, that GBEM shall not be entitled to vote on any Program or Budget under
Section 11.2 until such time as CAI is no longer paying all of the Costs of the Venture pursuant to Section 4.2. Except as otherwise expressly provided herein, the decisions of the Management Committee shall be by majority vote. In the event the Participants' Interests become equal through application of the provisions of this Agreement, the Operator's vote shall be controlling for those decisions where a majority vote is required.

          b. A unanimous vote of the Management Committee shall be required for the following matters:

               (i)  Disposition of Assets as described in Section 10.3(t);

               (ii) Budget overruns described in Section 11.4;

     9.5 Minutes. The Operator shall prepare minutes of all meetings of the Management Committee and shall distribute copies of such minutes to each Participant within thirty (30) days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made for the Management Committee and shall be binding on the Operator and the Participants.

                                   ARTICLE 10

                                    OPERATOR

10.0 Operator.

    10.1 CAI as the Operator. CAI shall be the Operator and shall remain the Operator during the period it is contributing one hundred percent (100%) of the Costs of the Venture pursuant to Section 4.2 and for so long thereafter as its Interest in the Venture is equal to or greater than fifty percent (50%). Any successor Operator to CAI appointed pursuant to the terms of this Agreement shall be a Participant hereunder.

    10.2  Relationship to Participants.

          a. The Operator shall act in its own name and shall have the sole right to represent the Venture with third parties. The Operator shall allow the Participants, at their sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets at all reasonable times, so long as they do not unreasonably interfere with the operations of the Venture.

          b. The Operator shall acquire and hold record title to the Assets in its own name as nominee on behalf of the Participants in proportion to their Interests and for the purposes of the Venture. Concurrently with the execution of this Agreement, the Participants and the Operator have entered into the "Nominee Agreement" substantially in the form of Exhibit F evidencing this relationship. The Operator shall record the Nominee Agreement in the real property records maintained by the county recorders of the counties in which the Venture acquires Properties.

    10.3 Rights and Duties of the Operator. Subject to the other terms of this Agreement and in compliance with the Programs and Budgets adopted hereunder, and subject to its receipt of necessary funds, the Operator shall have the following rights and duties:

          a. The Operator shall consult with the Management Committee when the Operator deems it appropriate.

          b. The Operator shall perform all acts necessary or convenient to conduct Exploration, Development, and Mining, as well as prepare the Programs and Budgets with respect thereto, under this Agreement.

          c. As directed by the Management Committee, the Operator shall prepare and conduct Feasibility Studies and other studies under this Agreement.

          d. The Operator shall make all expenditures from the Joint Account necessary to carry out the approved Programs and Budgets.

          e. Subject to the provisions of Section 11.5, in the event of budget overruns for emergency actions, the Operator shall be entitled to reimbursement in proportion to the Interests of the Participants.

          f. The Operator shall acquire and maintain all materials, supplies, equipment, water, utilities, services, and transportation necessary or appropriate for Venture operations. If any such material, supplies, or equipment is transferred from the stock or inventory of the Operator, the costs thereof shall be charged at fair market value.

          g. The Operator shall maintain all Assets free and clear of liens and encumbrances created by, through or under the Operator, except for mechanic's or materialmen's liens, which liens it shall have released or discharged in a diligent manner.

          h. The Operator shall employ, direct, and discharge all labor and employees engaged in Venture operations, who shall be and remain the separate employees of the Operator, subject to its sole control. The Operator shall comply with applicable legislation for worker's compensation and employer's liability insurance and shall maintain not less than the minimum coverage required by applicable laws.

          i. The Operator shall enter into all contracts pursuant to this Agreement and acquire all Assets in the name of the Operator, on behalf of the Participants in proportion to their Interests and for the purposes of the Venture.

          j. The Operator shall keep and maintain accounting and financial records pursuant to the Accounting Procedures and in accordance with generally accepted accounting principles, and shall keep and maintain all other records required for Venture operations.

          k. The Operator shall pay all Property Maintenance Costs and shall promptly advise the Management Committee if it lacks sufficient funds therefor.

          l. The Operator shall use its reasonable good faith efforts to secure all necessary licenses, permits, and approvals for the operations of the Venture under this Agreement and the Operator shall prepare and file, record, or publish all reports or notices required for Venture operations.

          m. The Operator shall pay all taxes, assessments, and like charges on the Assets and the production of Products by the Venture, except taxes determined or measured by an individual Participant's sales revenue or net income. If authorized by the Management Committee, the Operator shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments, and like charges on behalf of and at the expense of the Venture.

          n. The Operator shall be the Tax Matters Partner and shall prepare and file any tax returns or other tax forms required for the Venture.

          o. The Operator shall defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of operations contemplated by this Agreement.

          p. The Operator shall perform the other functions of the Operator specified in this Agreement and shall carry out all assignments by the Management Committee.

          q. The Operator shall timely satisfy all requirements of all leases and agreements affecting the Properties.

          r. Subject to restrictions for Third Party Agreements, the Operator shall have the right to carry out its responsibilities hereunder using agents, Affiliates or independent contractors.

          s. Subject to Management Committee approval, the Operator shall negotiate all Third Party Agreements.

          t. The Operator may dispose of Assets, whether by abandonment, surrender, or transfer in the ordinary course of business, provided, however, that the Properties may be abandoned or surrendered only as provided in Section 15.2.

          u. The Operator may acquire Ancillary Property Rights required for Development or Mining Operations.

    10.4 Standard of Care. The Operator shall manage the Assets in a good and workmanlike manner and shall comply with all applicable laws and governmental regulations. The Operator shall not be liable to any Participant for any act or omission resulting in loss or damage, except to the extent caused by or attributed to the Operator's willful misconduct or gross negligence.

    10.5 Indemnification. The Operator shall be indemnified and held harmless by the Participants for its acts and omissions as the Operator in proportion to their respective Interests as of the time the act or omission occurred, unless the act or omission resulted from the Operator's gross negligence or willful misconduct.

    10.6 Reports. The Operator shall keep the Management Committee advised of all operations. Upon request, the Operator shall provide the Management Committee at all reasonable times copies of all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical and financial records, and other data and information acquired in Venture operations. Notwithstanding the foregoing and prior to the completion of a Feasibility Study and Budget pursuant to Section 6.2, the Operator shall provide GBEM with summary technical reports with the results of operations (i) within fifteen (15) days of the end of each fiscal quarter or (ii) promptly after the occurrence of a material event with respect to the Properties or operations thereon, and access to sufficient information, data and other materials regarding the Properties and the Costs expended by CAI for Exploration to allow GBEM to respond to a request by SGC for information pursuant to the SGC Agreement.

    10.7 Insurance. At all times during the term of this Agreement, the Operator shall maintain policies of insurance in full force and effect naming all Participants as additional named insureds in proportion to their respective Interests, including, without limitation:

          a. Worker's Compensation insurance providing statutory coverage in compliance with the law of the state in which work is being performed, and, where applicable, insurance in compliance with any other statutory requirements, whether federal or state, pertaining to the compensation of injured employees;

          b. Automobile Liability insurance providing a combined single limit of not less than one million dollars ($1,000,000);

          c. Commercial General Liability insurance written under a standard form contract with a combined single limit of not less than five million dollars ($5,000,000).

    10.8 Resignation. The Operator may resign from its duties and obligations upon the earlier of one hundred eighty (180) days advance notice to the Management Committee or the appointment of a successor to the Operator approved by the Management Committee.

    10.9  Removal.

          a. At the request of a Participant, the Operator shall be removed upon the occurrence of any of the following:

               (1) A court of competent jurisdiction determines and a court of final appeals upholds the Operator to be in material default of its duties under this Agreement; or

               (2) The Operator makes a general assignment for the benefit of its creditors; or

               (3) A petition to have the Operator adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy, is filed by or against the Operator, unless the same is dismissed within sixty
(60) days; or

               (4) Dilution of the Operator's Interest to less than fifty percent (50%).

          b. At the request of a Participant, the Management Committee shall meet to determine if the Operator should be removed for cause, which shall include, but shall not be limited to, circumstances in which the Operator fails to perform, or to undertake actions that would result in performance of, a material obligation imposed upon it under this Agreement and such failure continues for a period of sixty (60) days after notice from the other Participant demanding performance.

          c. The Operator, upon ceasing to act in such capacity whether by resignation or removal, shall deliver and convey to the successor operator for the benefit of the Participants the custody of and title to the Assets, including, but not limited to, records, books, fixtures, and other property, both real and personal, held by virtue of its being the Operator pursuant to this Agreement.

     10.10 Compensation. The Operator shall be compensated under this Agreement in accordance with the Accounting Procedures.

                                   ARTICLE 11

                              PROGRAMS AND BUDGETS

11.0 Programs and Budgets.

     11.1 Presentation of Programs and Budgets. Prior to completion of CAI's Initial Contribution, CAI shall advise GBEM of its proposed and actual expenditures on behalf of the Venture at the meetings of the Management Committee described in Section 9.3(a) of this Agreement. Upon completion of CAI's Initial Contribution, the Operator shall, on or before January 15 of every year during the term of this Agreement, submit to the Management Committee and the Participants a Program and Budget for the current year with respect to the Area of Interest.

    11.2 Approval of Programs and Budgets. Within sixty (60) days of its receipt of a Program and Budget for the Area of Interest, the Management Committee shall review, amend or modify if necessary, and approve a Program and Budget for the Area of Interest.

    11.3 Election to Contribute. Within ten (10) days after the Management Committee approves a Program and Budget, a Participant may elect to contribute less than its proportionate share of that Program and Budget and that Participant's Interest shall be diluted as provided for in Section 5.3. If no such election is made within the ten (10)-day time period, each Participant will be deemed to have elected to contribute its full proportionate share to the approved Program and Budget.

    11.4 Budget Overruns. Except for the period during which CAI is paying all Costs of the Venture pursuant to Section 4.2 and as may be otherwise provided in
Section 11.5, the Operator shall notify the Management Committee prior to any departure from a Program and Budget in excess of ten percent (10%).

    11.5 Emergency Expenditures. In the case of emergency, the Operator may take any action and make such immediate expenditures as it deems necessary to protect life, limb, or property, to protect the Venture and the Assets, or to comply with federal, state or local laws, rules, orders, or regulations.

    11.6 Modification of Budgets. Any Participant may request the modification of a Program and Budget by notifying the Management Committee in writing stating the manner in which the Program and Budget is to be modified and its reasons for the proposed modification; provided, however, that during the period in which CAI is paying all Costs of the Venture pursuant to Section 4.2, only CAI may propose such a modification. The Management Committee may instruct the Operator on the manner in which operations are to be conducted during the pendency of a modification proposal. The Management Committee may amend a modification proposal. The Management Committee shall vote on the proposed modification within fifteen (15) days of receipt of the request for such modification.

                                   ARTICLE 12

                            ACCOUNTS AND SETTLEMENTS

12.0 Accounts and Settlements.

     12.1 Joint Account; Monthly Statements. The Operator shall establish and maintain a Joint Account. Except for those months during which CAI is contributing one hundred percent (100%) of the Costs of the Venture pursuant to
Section 4.2, the Operator shall promptly submit to the Participants monthly statements of account reflecting in reasonable detail the charges and credits to each Joint Account.

    12.2 Working Capital. The Operator shall at all times during active operations within the Area of Interest maintain sufficient capital to support the operations of the Venture in accordance with prudent financial management.

    12.3 Cash Calls. On the basis of an approved Program and Budget, the Operator shall submit to each Participant on or about the tenth (10th) day of each month a billing for the estimated cash requirements for the next successive month which designates each Participant's proportionate share of the estimated amount ("Cash Call"). Within twenty (20) days of receipt of a Cash Call from the Operator, each Participant shall advance to the Operator its proportionate share of the estimated amount set forth in the Cash Call. Time is of the essence in payment of a Cash Call.

    12.4  Failure to Meet Calls.

          a. A Participant that fails to meet a Cash Call in the amount and at the times specified by the Operator under Section 12.3 hereof shall be assessed an interest charge on the delinquent amount until the date such advance is received by the Operator. The interest charge shall be assessed at an annual rate which equals the "Prime Rate," designated or published for such from time to time by The Chase Manhattan Bank, New York, New York, plus two (2) percentage points per year, adjusted in such case on the date on which a change in the Prime Rate occurs, but in no event to exceed the maximum rate permitted by applicable law, on the amount of the delinquent advance due and unpaid until such amount is paid. The Operator shall provide a written notice to each such Participant that fails to timely satisfy a Cash Call under Section 12.3 notifying the Participant of the delinquent payment and of the assessment of the interest charge (the "Delinquency Notice"). A Participant that fails to meet a Cash Call within ten (10) days after receipt of the Delinquency Notice shall be in default.

          b. The Participants acknowledge that if a Participant defaults in making a Cash Call as required hereunder, it will be difficult to measure the damages resulting from such default. In the event such default is not cured by payment of a Cash Call delinquency within thirty (30) days after written notice to the Defaulting Participant of such default, as reasonable liquidated damages, the Non-Defaulting Participant may elect to terminate this Agreement pursuant to
Section 13.3, in which event the Defaulting Participant shall be deemed to have withdrawn from the Venture and to have automatically relinquished its Interest to the Non-Defaulting Participant; provided, however, that the Defaulting Participant shall have the right to receive only from a five percent (5%) Net Proceeds Royalty (as defined in Exhibit C), and not from any other sources, an amount equal to the Defaulting Participant's actual cash contribution to the Venture pursuant to Article 4 and Article 11, and an amount equal to its deemed contribution described in Article 4. Upon receipt of the Net Proceeds Royalty, the Defaulting Participant shall thereafter have no further right, title or interest in Assets or under this Agreement except for its interest in the Net Proceeds Royalty. Upon payment to the Defaulting Participant, its successors and assigns of the amounts calculated pursuant to this Section 12.4(b), the Net Proceeds Royalty shall automatically terminate. The Non-Defaulting Participant may file of record notice evidencing the termination of the Net Proceeds Royalty.

    12.5 Inspection by Participants. Each Participant shall have the right, at all reasonable times and at its sole expense, to inspect the books and records of the Joint Account.

    12.6 Audits. At the Operator's discretion or upon request of the Management Committee, the Operator shall order an annual audit of the Joint Account by a firm of independent public accountants selected by the Management Committee. The cost of such audit shall be a charge to the Joint Account. A Participant, at its own expense, may arrange a separate annual audit of the Joint Account, provided such audit shall not unreasonably interfere with the operations of the Venture. A Participant taking exception to or making a claim upon the Operator for discrepancies disclosed by any audit of the Joint Account may do so only in a written notice delivered to the Operator within three (3) months following the completion of such audit. Notwithstanding the foregoing, prior to the preparation of a Feasibility Study and Budget pursuant to Section 6.2, SGC, or GBEM on behalf of SGC, may, at its own expense, arrange for and conduct an audit of Costs expended by CAI towards Exploration and in preparation of a Feasibility Study, provided such audit shall not unreasonably interfere with the operations of the Venture.

                                   ARTICLE 13

                           WITHDRAWAL AND TERMINATION

    13.0 Withdrawal and Termination.

    13.1 Termination by Expiration or Agreement. This Agreement shall terminate as expressly provided herein, unless earlier terminated by written agreement.

    13.2  Withdrawal.

          a. Subject to the limitations of Section 4.3, a Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which shall be the later of (i) the end of the then current Program and Budget or (ii) at least thirty (30) days after the date of the notice. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, all of its interest in the Assets and in this Agreement. In such event, the withdrawing Participant shall convey all Venture Assets, including the Properties, to the other Participant by special warranty deed substantially in the form of Exhibit D. Any withdrawal under this Section 13.2 shall not relieve the withdrawing Participant of its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this Section 13.2, the withdrawing Participant's share of such liabilities shall be equal to its Interest at the time such liability was incurred. Notwithstanding the foregoing, if CAI withdraws from the Venture before completing its Initial Contribution, CAI shall be solely responsible for reclamation as provided in Section 4.2(b).

          b. The Participants may elect to jointly withdraw from this Agreement and to terminate the Venture, in which event the Operator shall prepare a Program and Budget for finalizing the Venture's affairs pursuant to Section 13.4 and for undertaking and completing reclamation pursuant to Section 13.5. This Agreement shall thereafter terminate on a mutually acceptable date consistent with the Participants' duties to discharge the Venture's obligations.

    13.3  Termination for Default.

          a. The occurrence of any of the following events shall constitute a default and shall entitle the Non-Defaulting Participant to exercise its rights hereunder:

               (1) Institution by or against a Participant of a proceeding under any section or chapter of the federal Bankruptcy Act or any other federal or state bankruptcy, insolvency, or debtor-relief law as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed, or discharged within a period of sixty (60) days after the filing thereof, or, if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

               (2) General assignment for the benefit of creditors by a Participant;

               (3) Appointment of a receiver, trustee or like officer to take possession of the Interest of a Participant if the pendency of said receivership pursuant to this clause would have a materially adverse effect upon the performance by said Participant of its obligations under this Agreement and remains undischarged for a period of sixty (60) days from the date of its imposition;

               (4) Attachment, execution, or other judicial seizure of all the Interest of a Participant if the occurrence of such attachment, execution, or other judicial seizure would have a material adverse effect upon the performance by said Participant of its obligations under this Agreement; or

               (5) Default in making a Cash Call required by an approved Program and Budget or in any other material respect in performance of or failure to comply with any other agreements, obligations or undertakings of the Participant contained in this Agreement; provided, however, that in the event a Participant is acting as the Operator under this Agreement, the failure of the Operator to perform its duties, obligations or undertakings shall not constitute a default in performance by the Participant for purposes of this Section 13.3, and instead shall be governed by the provisions of Section 10.9.

          b. In the event of a default by a Participant (the "Defaulting Participant"), the other Participant (the "Non-Defaulting Participant") may elect to terminate this Agreement and the Defaulting Participant's Interest in this Agreement if, following a thirty (30)-day notice from the Non-Defaulting Participant to the Defaulting Participant specifying the default and demanding performance, the Defaulting Participant (i) fails to meet a Cash Call after receipt of a Delinquency Notice and failure to cure pursuant to Section 12.4, or
(ii) fails to cure or to commence substantial efforts to cure any other default and thereafter fails within a reasonable time to diligently prosecute to completion the curing of such default. If the Venture is terminated for a default, in addition to any and all other damages, the Defaulting Participant shall be deemed to have transferred to the Non-Defaulting Participant all of its interest in the Assets and this Agreement. If within the thirty (30)-day period the Defaulting Participant in good faith disputes the default and submits the issue of default to a court of competent jurisdiction for determination, the Non-Defaulting Participant may not exercise the right to terminate this Agreement unless and until thirty (30) days after the Defaulting Participant is adjudged to be in default by a final judgment of a court of competent jurisdiction (including appeals if any) and fails, within thirty (30) days after such judgment, to satisfy the judgment.

    13.4  Continuing Operations.

          a. After a Participant withdraws from or surrenders its Interest in the Venture and Area of Interest, the other Participant shall be entitled to conduct operations within such area as it sees fit and without any obligation to the former Participant.

          b. Following a joint withdrawal under Section 13.2, the continuing operations of the Venture shall be confined to those activities reasonably necessary to finalize the Venture's affairs, conduct appropriate reclamation operations, discharge all of its obligations, and preserve, and sell, or distribute the Assets in accordance with Section 8.2.

          c. After termination of this Agreement pursuant to its owns terms or upon a mutual withdrawal by all Participants, each Participant shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

    13.5 Reclamation. After a joint withdrawal under Section 13.2, the Operator shall undertake and complete or otherwise provide for any reclamation in the Area of Interest then required by applicable law, regulation, or contract by reason of Venture Operations. Provided that the costs and expenses of such reclamation have not otherwise been funded through accounting procedures, contemporaneous reclamation or other financial tools such as sinking funds, then such costs and expenses shall be borne by the Participants in proportion to their respective Interests at the effective time of the withdrawal and shall constitute a charge to the Joint Account. From time to time during the term of this Agreement, the Operator may account for, set aside or allocate from the proceeds of the Venture or from the distribution to the Participants pursuant to
Section 8.2 such funds as the Operator deems necessary and prudent to satisfy such reclamation requirements and obligations. Any excess in the amount so set aside shall be distributed to the Participants in proportion to their respective Interests at the time of withdrawal or termination.

    13.6 Termination of Properties. Except as provided in Section 15.2, neither a Participant nor the Operator shall permit or cause abandonment, relinquishment, or termination of all or any part of its Interest in the Properties of the Venture without the consent of the other Participant.

                                   ARTICLE 14

                              TRANSFERS OF INTEREST

14.0 Transfers of Interest.

     14.1 General Assignability. A Participant may transfer its Interest subject to the limitations of this Article 14.

          a. A Participant may freely transfer, sell, assign or otherwise dispose of all or any part of its Interest, either directly or indirectly, pursuant to a merger, reorganization, consolidation, or sale of substantially all of its assets, or by any transfer of a portion of its Interest in the Venture to an Affiliate. In the event of a transfer of less than all of a Participant's Interest, the transferring Participant and its transferee shall act and be treated as a single Participant.

          b. Except as provided in Section 14.1(a), a Participant shall not transfer less than its entire Interest. If a Participant desires to sell or transfer its entire Interest in the Venture to a third party, it shall first make a bona fide offer in writing to the other Participant to sell or transfer said Interest and in such offer state the terms and conditions of transfer. The Participant receiving such notice shall have the right and option for a period of sixty (60) days from receipt of such notice to notify the transferring Participant whether it elects to acquire the offered Interest at the same price and on the same terms and conditions as set forth in the notice. If it so elects, the transfer shall be consummated promptly after notice of such election is given. If the other Participant fails to elect to purchase within the sixty
(60) day period, the Participant desiring to sell or transfer shall be free for a period of one hundred eighty (180) days following the said sixty (60) day period to sell or transfer to a third party at a price and on terms and conditions no less stringent than those offered by the transferring Participant to the other Participant in the notice of transfer. If any third-party approvals are required in connection with a proposed sale, and application for such approvals has been made during such one hundred eighty (180)-day period, and such applications continue thereafter to be prosecuted with reasonable diligence, the Participant desiring to sell or transfer shall be free for such longer period thereafter as may reasonably be necessary for the prosecution to conclusion of such application but not longer in any event than three hundred sixty (360) days after said ninety (90)-day period. Upon expiration of the one hundred eighty (180)-day period (or 360-day period, if applicable) the provisions of this Section 14.1(b) shall again apply to any proposed transfer whether to the same or to a different third party.

          c. No sale or transfer to a third party or an Affiliate shall be valid unless the transferee agrees in writing to be a Participant to and be bound by this Agreement. In the absence of such agreement, any purported transfer shall be void. This requirement shall not apply to (i) a grant of a security interest in or a lien encumbering a Participant's Interest as provided in Section 14.2 or
(ii) a sale of a Participant's share of Products. No sale or transfer shall relieve the transferor Participant of any liability which accrued prior to the sale or transfer.

    14.2 Transfer for Security. Notwithstanding the provisions of Section 14.1, a Participant may transfer or encumber all or part of its Interest for the sole purpose of obtaining financing of its contributions under an approved Program and Budget, provided that the security interest or lien granted in connection with such financing shall be and remain subordinate to this Agreement, including, without limitation, the dilution provisions of Section 5.3, the election provisions of Section 6.4 and the default provisions of Section 12.4. Upon any foreclosure or other enforcement of rights under a security interest or lien, the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement. The costs of obtaining any such financing and servicing the debt shall be borne entirely by the Participant obtaining the financing.

    14.3 Assignments Upon Withdrawal or Elimination. In the event that a Participant makes, or is required to make, an assignment of an Interest pursuant to Section 13.3 or other provision of this Agreement, that Participant shall promptly execute and deliver a special warranty deed substantially in the form of Exhibit D, and in conformance with such other applicable state conveyancing laws, of the assigning Participant's right, title and interest in and to its Interest to the other Participant. Assignments delivered pursuant to this
Section 14.3 shall be dated effective as of the effective date of the particular occurrence causing that Participant to make such assignment.

    14.4 Discharge of Transferor. No assignment by a Participant of any Interest less than its entire Interest in this Agreement shall discharge it from any of its obligations hereunder, but upon the transfer by a Participant of the entire Interest at the time held by it in this Agreement, otherwise than upon the enforcement of any security interest granted by it (and whether to one or more transferees and whether in one or in a number of successive transfers) and fulfillment of the requirements of this Article 14, it shall be deemed to be discharged from all obligations hereunder save and except for contractual commitments accrued due prior to the date on which such transfer is made.

                                   ARTICLE 15

                      ACQUISITIONS WITHIN AREA OF INTEREST

15.0 Acquisitions Within Area of Interest.

     15.1 Acquisitions in Area of Interest. If a Participant or its Affiliate (the "Acquiring Participant") is offered or acquires any Properties (the "Acquired Rights") located within the boundaries of the Area of Interest, it shall promptly notify the other Participant.

          a. The notice shall specify the terms of the offer or acquisition of the Acquired Rights and shall include copies of all documents pertinent to the offer or acquisition, along with all information the Acquiring Participant has concerning the Acquired Rights.

          b. The other Participant shall have sixty (60) days after receipt of the notice from the Acquiring Participant (or in the case of an offer, if the period of the offer is shorter, half the period of the offer, but not less than five (5) business days), within which to elect to acquire an interest in or reject the Acquired Rights. Failure to make an election within the relevant time period shall be deemed to constitute an affirmative election to acquire an interest in the Acquired Rights. If the other Participant elects to acquire an interest in the Acquired Rights, it shall assume its proportionate share of the acquisition costs (including costs for exploration, examination of title, and the like) in accordance with its respective Interest, and the Acquired Rights shall be subject to this Agreement. In the event the other Participant elects not to acquire an interest in the Acquired Rights, the Acquiring Participant shall have no further obligation to the other Participant with respect to such Acquired Rights and such Acquired Rights shall not be subject to the provisions of this Agreement.

          c. In the event the Acquiring Participant acquires or is offered Acquired Rights while CAI is contributing one hundred percent (100%) of the Costs of the Venture pursuant to Section 4.2, if both Participants desire that the Acquired Rights be added to the Venture, then CAI shall pay the entire cost of the acquisition and such entire cost shall be credited as part of its contribution under Section 4.2.

    15.2  Surrender or Abandonment of Properties.

          a. During the period CAI is contributing one hundred percent (100%) of the Costs to the Venture pursuant to Section 4.2, CAI as the Operator shall not surrender or abandon any of the Properties in the Area of Interest without providing prior written notice to GBEM and SGC of the Properties intended to be abandoned and allowing GBEM and SGC to preserve their respective existing rights, if any, in and to the Properties. After CAI has completed its Initial Contribution, the Management Committee shall have the sole authority to surrender or abandon Properties; provided, however, that any Properties surrendered or abandoned pursuant to this Section 15.2(a) shall be subject to the provisions of Section 15.2(b).

          b. The Operator shall provide the Management Committee with notice of its intention or recommendation to surrender or abandon any Properties at least fifteen (15) days prior to (i) the date for notification of surrender required to be given to the underlying owner of said Properties, if any, or (ii) the date of actual abandonment or surrender if no advance notice is otherwise required. If the Operator or the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the objecting Participant shall within ten (10) days of receipt of the notification of such pending surrender or abandonment have the option to elect to take assignment of said Properties. Upon receipt of the affirmative election by the objecting Participant to take assignment of said Properties, the Participant that desires to abandon or surrender shall assign to the objecting Participant, by special warranty deed substantially in the form of Exhibit D, and in conformance with such other applicable state conveyancing laws, and without cost to the surrendering Participant, all of the surrendering Participant's interest in the Properties to be abandoned or surrendered, and the abandoned or surrendered Properties shall cease to be part of the Assets subject to this Agreement. A Participant or its Affiliate may subsequently acquire any interest in such abandoned or surrendered Properties and such interest shall not be subject to this Agreement.

                                   ARTICLE 16

                               GENERAL PROVISIONS

16.0 General Provisions.

     16.1 Notices. All notices required or permitted under this Agreement shall be in writing and shall be given (i) by personal delivery to the Participant, or
(ii) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested, or (iii) by registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery or electronic communication on the date of delivery or transmission if delivered or transmitted during normal business hours, and, if not delivered or transmitted during normal business hours, on the next business day following delivery, (ii) if by mail, on the date of mailing. Such notices and writings shall be addressed as follows:

          If to CAI:

               Cominco American Incorporated
               601 West Riverside Avenue
               P.O. Box 3087
               Spokane, Washington 99220-3087
               Attention:     Legal Department
               Telephone:     (509) 747-6111
               Facsimile:     (509) 459-4400

          If to GBEM:

               Great Basin Exploration & Mining Co., Inc.
               3400 Kauai Court
               Suite 208
               Reno, Nevada 89509
               Attention:     Anthony P. Taylor
               Telephone:     (702) 689-7450
               Facsimile:     (702) 689-7489

          Any notice required to be given to SGC pursuant to its right to participate as required by Section 6.2 shall be addressed as follows:

              If to SGC:

                   Serem Gatro Canada Inc.
                   LaSource Compangie Miniere
                   16 Avenue Georges V
                   75008 Paris, France
                       Attention:     Alain Liger
                   Telephone:     (33) 1 49 52 29 00
                   Facsimile:     (33) 1 49 52 29 29

              with a copy to:

                   Ogilvy Renault
                       1981 McGill College Avenue
                   Suite 1000
                   Montreal, Quebec
                   H3A 3C1
                   Attention:     Ginette Leclerc
                   Telephone:     (514) 847-4747
                   Facsimile:     (514) 286-5474

              and with a copy to:

                   Stikeman, Elliott
                   Barristers and Solicitors
                   Commerce Court West
                   Suite 5300, P.O. Box 85
                   Toronto, Ontario
                   M5L 1B9
                   Attention:     Mihkel Voore
                   Telephone:     (416) 869-5646
                   Facsimile:     (416) 947-0866

         The address of any Participant for purposes of this Section 16.1 may be changed at any time by notice to the other Participant.

    16.2 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Participants with respect to the operations hereunder and supersedes and replaces all prior agreements and understandings of the Participants with respect to the matters covered by this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Participants.

    16.3 Waiver. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any other provision of this Agreement or limit the Participant's right thereafter to enforce any other provision or exercise any other right.

    16.4 Modification. No modification of this Agreement shall be valid unless made in writing with the unanimous consent of the Management Committee and signed by the Participants with the same formality as this Agreement.

    16.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

    16.6 Force Majeure. The obligations of a Participant or of the Operator (except the obligation to pay money) shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, which is beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the employer to grant); acts of God; regulations, orders, proclamations, instruction or requests of any government or governmental entity; judgments or orders of any court; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state, or local environment standards; acts of war, or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought, or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors or subcontractors; shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant or the Operator shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension and the reasons therefor, and shall resume performance as soon as reasonably possible.

     16.7 Third Party Beneficiaries. There are no third party beneficiaries to this Agreement.

     16.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

    16.9 Access. The Participants shall have access to the Area of Interest at any reasonable time to inspect any operation. Additionally, the Participants shall have access to drilling data, samples, cores, logs assays, reports, maps and other data obtained by the Operator and connected with the Venture.

    16.10 Rule Against Perpetuities. Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty (20) years after the Effective Date.

    16.11 Further Assurances. Each of the Participants agrees to take such actions and to execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

    16.12 Memorandum Agreement. As may be required by applicable local, state or federal law, or as may be deemed necessary or prudent by the Operator for purposes of conducting the operations of the Venture, the Operator shall prepare and the Participants shall execute a short form of this Agreement. At the Operator's option and from time to time, the Operator shall cause a short form of this Agreement to be filed or recorded. Neither Participant will file or record the full text of this Agreement, or any portion thereof (except the Nominee Agreement), without the other Participant's prior written consent.

     IN WITNESS WHEREOF, the signatory parties hereto have executed this Agreement effective as of the Effective Date.


     COMINCO AMERICAN INCORPORATED

          George Cole
     By -------------------
          George Cole

     Its  Vice President, Exploration


     GREAT BASIN EXPLORATION & MINING CO., INC.

          A. P. Taylor
     By ---------------------------
          A. P. Taylor

     Its President



                                ACKNOWLEDGEMENTS



STATE OF WASHINGTON        )
                           : ss.
COUNTY OF SPOKANE          )

          This instrument was acknowledged before me on December 19, 1995 by George Cole as Vice President, Exploration of Cominco American Incorporated.

(stamp)
                         Dawn R. Phillips
                         Notary Public in and for the State of
                         Washington,
                         Residing at Spokane
                         My Commission Expires:  May 19, 1997




STATE OF Nevada           )
                          : ss.
COUNTY OF Washoe          )

          This instrument  was  acknowledged before  me on  December 20, 1995 by
A. P. Taylor as President of Great Basin Exploration & Mining Co., Inc.

(stamp)                           Nancy M. Godbey
                                  Notary Public
                                  My Commission Expires: 11/2/97

                         TABLE OF EXHIBITS



Exhibit A     Properties and Area of Interest



Exhibit B      Accounting Procedures



Exhibit C      Royalty Calculations

               Part I         Net Proceeds Royalty

               Part II        Net Returns Royalty



Exhibit D      Special Warranty Deed, Bill of Sale, and
               Assignment



Exhibit E      Royalty Deeds

               Part I         Net Proceeds Royalty Deed

               Part II        Net Returns Royalty Deed



Exhibit F      Nominee Agreement

                          EXHIBIT A

            (TO JOINT VENTURE OPERATING AGREEMENT
            DATED EFFECTIVE AS OF JANUARY 1, 1996
                BY AND BETWEEN CAI AND GBEM)

                         Properties
                            And
                      Area of Interest

PROPERTY
The Properties referred to in the Joint Venture Operating Agreement shall consist of the real property located in Eureka County, Nevada, and more particularly described hereinbelow. All of the Property is or shall be deemed to be subject to that certain Participation Agreement dated effective May 31, 1995, by and between Serem Gatro Canada Inc., Great Basin Exploration & Mining Co., Inc. and Great Basin Management Co., Inc., which Participation Agreement is attached hereto as Attachment I and by this reference made a part hereof.

Afgan Property
The Afgan  Property  shall  consist of that certain  Afgan  Mineral  Lease dated effective November 8, 1993, as amended by that certain First Amendment to Mineral Lease dated effective May 19, 1994, as further amended by that certain Second Amendment to Mineral Lease dated effective November 20, 1995, by and between Great Basin Exploration & Mining Co., Inc., and Lyle F. Campbell, Sole Trustee of the Lyle F. Campbell Trust (the "Afgan Mineral Lease"), for which the Memorandum of Mineral Lease was recorded as document 147480 of the official records of Eureka County, Nevada, including the Afgan Mineral Prospect referred to in the Afgan Mineral Lease which consists of the geographic area within the external boundaries of the 76 unpatented lode mining claims located approximately within Sections 17, 18, 19, 20, 29, and 30, Township 22 North,
Range 51 East, Mount Diablo Meridian, Eureka County, Nevada, and more particularly described as follows, to wit:

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

AFGAN  No.      3     NMC-169151      88      59     07/22/80
AFGAN  No.      4     NMC-169152      88      60     07/22/80
AFGAN  No.      5     NMC-169153      88      61     07/22/80
AFGAN  No.      6     NMC-169154      88      62     07/22/80
AFGAN  No.      7     NMC-169155      88      63     07/22/80
AFGAN  No.      8     NMC-169156      88      64     07/22/80
AFGAN  No.      9     NMC-169157      88      65     07/22/80
AFGAN  No.     10     NMC-169158      88      66     07/22/80
AFGAN  No.     11     NMC-169159      88      67     07/22/80
AFGAN  No.     12     NMC-169160      88      68     07/22/80

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

AFGAN  No.     13     NMC-289576      117    564     09/01/83
AFGAN  No.     14     NMC-289577      117    565     09/01/83
AFGAN  No.     15     NMC-289578      117    566     09/01/83
AFGAN  No.     16     NMC-289579      117    567     09/01/83
AFGAN  No.     17     NMC-289580      117    568     09/01/83
AFGAN  No.     18     NMC-289581      117    569     09/01/83
AFGAN  No.     19     NMC-289582      117    570     09/01/83
AFGAN  No.     20     NMC-289583      117    571     09/01/83
AFGAN  No.     21     NMC-289584      117    572     09/01/83
AFGAN  No.     22     NMC-289585      117    573     09/01/83
AFGAN  No.     23     NMC-289586      117    574     09/01/83
AFGAN  No.     24     NMC-289587      117    575     09/01/83
AFGAN  No.     25     NMC-289588      117    576     09/01/83
AFGAN  No.     26     NMC-289589      117    577     09/01/83

AFGAN  No.     69     NMC-289590      117    578     09/01/83
AFGAN  No.     70     NMC-289591      117    579     09/01/83
AFGAN  No.     71     NMC-289592      117    580     09/01/83
AFGAN-EXT. No.  1     NMC-592424      209    356     01/31/90
AFGAN-EXT. No.  2     NMC-592425      209    357     01/31/90

AFGAN-EXT. No.  2a    NMC-674809      243    197     11/20/92

AFGAN-EXT. No. 30     NMC-674810      243    107     11/20/92
AFGAN-EXT. No. 31     NMC-674811      243    108     11/20/92
AFGAN-EXT. No. 32     NMC-674812      243    109     11/20/92
AFGAN-EXT. No. 33     NMC-674813      243    110     11/20/92
AFGAN-EXT. No. 34     NMC-674814      243    111     11/20/92
AFGAN-EXT. No. 35     NMC-674815      243    112     11/20/92
AFGAN-EXT. No. 36     NMC-674816      243    113     11/20/92
AFGAN-EXT. No. 37     NMC-674817      243    114     11/20/92
AFGAN-EXT. No. 38     NMC-674818      243    115     11/20/92
AFGAN-EXT. No. 39     NMC-674819      243    116     11/20/92

AFGAN-EXT. No. 68     NMC-602418      212    256     05/16/90
AFGAN-EXT. No. 69     NMC-602419      212    257     05/16/90

AFGAN-EXT. No. 72     NMC-592428      209    360     02/01/90
AFGAN-EXT. No. 73     NMC-592429      209    361     02/01/90

AFGAN-EXT. No. 101    NMC-592430      209    362     02/01/90
AFGAN-EXT. No. 102    NMC-592431      209    363     02/01/90
AFGAN-EXT. No. 103    NMC-592432      209    364     02/01/90
AFGAN-EXT. No. 104    NMC-592433      209    365     02/01/90
AFGAN-EXT. No. 105    NMC-592434      209    366     02/02/90

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

AFGAN-EXT. No. 120    NMC-592435      209    367     02/02/90
AFGAN-EXT. No. 121    NMC-592436      209    368     02/02/90

AFGAN-EXT. No. 122    NMC-622127      221    460     02/22/91
AFGAN-EXT. No. 123    NMC-622128      221    461     02/22/91
AFGAN-EXT. No. 124    NMC-622129      221    462     02/22/91
AFGAN-EXT. No. 125    NMC-622130      221    463     02/22/91
AFGAN-EXT. No. 126    NMC-622131      221    464     02/22/91

AFGAN-EXT. No. 127    NMC-638155      229    142     11/30/91
AFGAN-EXT. No. 128    NMC-638156      229    143     11/30/91
AFGAN-EXT. No. 129    NMC-638157      229    144     11/30/91
AFGAN-EXT. No. 130    NMC-638158      229    145     11/30/91
AFGAN-EXT. No. 131    NMC-638159      229    146     11/30/91
AFGAN-EXT. No. 132    NMC-638160      229    147     11/30/91
AFGAN-EXT. No. 133    NMC-638161      229    148     11/30/91
AFGAN-EXT. No. 134    NMC-638162      229    149     12/01/91

NICKEL  No.      8    NMC-674820      243    198     11/20/92
NICKEL  No.      9    NMC-674821      243    199     11/20/92
NICKEL  No.     10    NMC-674822      243    200     11/20/92
NICKEL  No.     11    NMC-674823      243    201     11/20/92
NICKEL  No.     12    NMC-674824      243    202     11/20/92
NICKEL  No.     13    NMC-674825      243    203     11/20/92

PREDATOR         1    NMC-698064      267    253     03/06/94
PREDATOR         2    NMC-698065      267    254     03/06/94
PREDATOR         3    NMC-698066      267    255     03/06/94
PREDATOR         4    NMC-698067      267    256     03/06/94
PREDATOR         5    NMC-698068      267    257     03/06/94
PREDATOR         6    NMC-698069      267    258     03/06/94


The Afgan Mineral Lease and all amendments and supplemental agreements to or affecting said Afgan Mineral Lease are attached hereto as Attachment II and by this reference made a part hereof, including: (i) the First Amendment of Mineral Lease, (ii) the Second Amendment of Mineral Lease, (iii) that certain letter of consent and approval for the Assignment of Mineral Lease dated December .......,
1995, between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust, (iv) that certain Boundary Agreement dated effective November 13, 1992 by and between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust, and (v) that certain letter dated December 12, 1995, as revised by letter dated December 14, 1995, from Lyle F. Campbell confirming that certain relocated Kobeh Property claims shall not be subject to the Afgan Mineral Lease.

Kobeh Property
The Kobeh Property shall consist of the geographic area within the external boundaries of the 171 unpatented lode mining claims located approximately within Sections 4, 5, and 9, Township 21 North, Range 51 East, and Sections 28, 29, 32 and 33, Township 22 North, Range 51 East, Mount Diablo Meridian, Eureka County, Nevada, and more particularly described as follows, to wit:

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KOBEH        936      NMC-708237      278    440     09/02/94
KOBEH        937      NMC-708238      278    441     09/02/94
KOBEH        938      NMC-708239      278    442     09/02/94
KOBEH        939      NMC-708240      278    443     09/02/94
KOBEH        940      NMC-708241      278    444     09/02/94
KOBEH        941      NMC-708242      278    445     09/02/94
KOBEH        942      NMC-708243      278    446     09/02/94
KOBEH        943      NMC-708244      278    447     09/02/94

KOBEH       1036      NMC-708245      278    448     09/02/94
KOBEH       1037      NMC-708246      278    449     09/02/94
KOBEH       1038      NMC-708247      278    450     09/02/94
KOBEH       1039      NMC-708248      278    451     09/02/94
KOBEH       1040      NMC-708249      278    452     09/02/94
KOBEH       1041      NMC-708250      278    453     09/02/94
KOBEH       1042      NMC-708251      278    454     09/02/94
KOBEH       1043      NMC-708252      278    455     09/02/94

KOBEH       1136      NMC-708253      278    456     09/01/94
KOBEH       1137      NMC-708254      278    457     09/01/94
KOBEH       1138      NMC-708255      278    458     09/01/94
KOBEH       1139      NMC-708256      278    459     09/01/94
KOBEH       1140      NMC-708257      278    460     09/01/94
KOBEH       1141      NMC-708258      278    461     09/01/94
KOBEH       1142      NMC-708259      278    462     09/01/94

KOBEH       1236      NMC-708260      278    463     09/01/94
KOBEH       1237      NMC-708261      278    464     09/01/94
KOBEH       1238      NMC-708262      278    465     09/01/94
KOBEH       1239      NMC-708263      278    466     09/01/94
KOBEH       1240      NMC-708264      278    467     09/01/94
KOBEH       1241      NMC-708265      278    468     09/01/94
KOBEH       1242      NMC-708266      278    469     09/01/94

KOBEH       1326      NMC-715418      282    373     01/26/95
KOBEH       1327      NMC-715419      282    374     01/26/95
KOBEH       1328      NMC-715420      282    375     01/26/95
KOBEH       1329      NMC-715421      282    376     01/26/95
KOBEH       1330      NMC-715422      282    377     01/26/95
KOBEH       1331      NMC-715423      282    378     01/26/95

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date
KOBEH        1332     NMC-715424      282    379     01/26/95
KOBEH        1333     NMC-715425      282    380     01/26/95
KOBEH        1334     NMC-715426      282    381     01/26/95

KOBEH  #     1335     NMC-637402      230    212     10/16/91
KOBEH  #     1336     NMC-637403      230    213     10/16/91
KOBEH  #     1337     NMC-637404      230    214     10/16/91
KOBEH  #     1338     NMC-637405      230    215     10/16/91
KOBEH  #     1339     NMC-637406      230    216     10/16/91
KOBEH  #     1340     NMC-637407      230    217     10/16/91

KOBEH        1426     NMC-715427      282    382     01/26/95
KOBEH        1427     NMC-715428      282    383     01/26/95
KOBEH        1428     NMC-715429      282    384     01/26/95
KOBEH        1429     NMC-715430      282    385     01/26/95
KOBEH        1430     NMC-715431      282    386     01/26/95
KOBEH        1431     NMC-715432      282    387     01/26/95
KOBEH        1432     NMC-715433      282    388     01/26/95
KOBEH        1433     NMC-715434      282    389     01/26/95
KOBEH  #     1434     NMC-637416      230    226     10/16/91
KOBEH  #     1435     NMC-637417      230    227     10/16/91
KOBEH  #     1436     NMC-637418      230    228     10/16/91
KOBEH  #     1437     NMC-637419      230    229     10/16/91
KOBEH  #     1438     NMC-637420      230    230     10/16/91
KOBEH  #     1439     NMC-637421      230    231     10/16/91
KOBEH  #     1440     NMC-637422      230    232     10/16/91

KOBEH        1526     NMC-715435      282    390     01/26/95
KOBEH        1527     NMC-715436      282    391     01/26/95
KOBEH        1528     NMC-715437      282    392     01/26/95
KOBEH        1529     NMC-715438      282    393     01/26/95
KOBEH        1530     NMC-715439      282    394     01/26/95
KOBEH        1531     NMC-715440      282    395     01/26/95
KOBEH        1532     NMC-715441      282    396     01/26/95

KOBEH  #     1533     NMC-637430      230    240     10/16/91
KOBEH  #     1534     NMC-637431      230    241     10/16/91
KOBEH  #     1535     NMC-637432      230    242     10/16/91
KOBEH  #     1536     NMC-637433      230    243     10/16/91
KOBEH  #     1537     NMC-637434      230    244     10/16/91
KOBEH  #     1538     NMC-637435      230    245     10/16/91
KOBEH  #     1539     NMC-637436      230    246     10/16/91
KOBEH  #     1540     NMC-637437      230    247     10/16/91

KOBEH        1623     NMC-715442      282    397     01/26/95
KOBEH        1624     NMC-715443      282    398     01/26/95
KOBEH        1625     NMC-715444      282    399     01/26/95

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date
KOBEH       1626      NMC-715445      282    400     01/26/95
KOBEH       1627      NMC-715446      282    401     01/26/95
KOBEH       1628      NMC-715447      282    402     01/26/95
KOBEH       1629      NMC-715448      282    403     01/26/95
KOBEH       1630      NMC-715449      282    404     01/26/95
KOBEH       1631      NMC-715450      282    405     01/26/95

KOBEH  #    1632      NMC-637450      230    260     10/16/91
KOBEH  #    1633      NMC-637451      230    261     10/16/91
KOBEH  #    1634      NMC-637452      230    262     10/16/91
KOBEH  #    1635      NMC-637453      230    263     10/16/91
KOBEH  #    1636      NMC-637454      230    264     10/16/91
KOBEH  #    1637      NMC-637455      230    265     10/16/91
KOBEH  #    1638      NMC-637456      230    266     10/16/91
KOBEH  #    1639      NMC-637457      230    267     10/16/91
KOBEH  #    1640      NMC-637458      230    268     10/16/91

KOBEH       1723      NMC-715451      282    406     01/26/95
KOBEH       1724      NMC-715452      282    407     01/26/95
KOBEH       1725      NMC-715453      282    408     01/26/95
KOBEH       1726      NMC-715454      282    409     01/26/95
KOBEH       1727      NMC-715455      282    410     01/26/95
KOBEH       1728      NMC-715456      282    411     01/26/95
KOBEH       1729      NMC-715457      282    412     01/26/95
KOBEH       1730      NMC-715458      282    413     01/26/95
KOBEH  #    1731      NMC-637470      230    280     10/16/91
KOBEH  #    1732      NMC-637471      230    281     10/16/91
KOBEH  #    1733      NMC-637472      230    282     10/16/91
KOBEH  #    1734      NMC-637473      230    283     10/16/91
KOBEH  #    1735      NMC-637474      230    284     10/16/91
KOBEH  #    1736      NMC-637475      230    285     10/16/91
KOBEH  #    1737      NMC-637476      230    286     10/16/91
KOBEH  #    1738      NMC-637477      230    287     10/16/91

KOBEH       1823      NMC-715459      282    414     01/26/95
KOBEH       1824      NMC-715460      282    415     01/26/95
KOBEH       1825      NMC-715461      282    416     01/26/95
KOBEH       1826      NMC-715462      282    417     01/26/95
KOBEH       1827      NMC-715463      282    418     01/26/95
KOBEH       1828      NMC-715464      282    419     01/26/95
KOBEH       1829      NMC-715465      282    420     01/26/95

KOBEH  #    1830      NMC-637488      230    298     10/16/91
KOBEH  #    1831      NMC-637489      230    299     10/16/91
KOBEH  #    1832      NMC-637490      230    300     10/16/91
KOBEH  #    1833      NMC-637491      230    301     10/16/91
KOBEH  #    1834      NMC-637492      230    302     10/16/91

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KOBEH  #    1835      NMC-637493      230    303     10/16/91
KOBEH  #    1836      NMC-637494      230    304     10/16/91

KOBEH       1923      NMC-698070      267    262     03/05/94
KOBEH       1924      NMC-698071      267    263     03/05/94
KOBEH       1925      NMC-698072      267    264     03/05/94
KOBEH       1926      NMC-698073      267    265     03/05/94
KOBEH       1927      NMC-698074      267    266     03/05/94
KOBEH       1928      NMC-698075      267    267     03/05/94

KOBEH  #    1929      NMC-637504      230    314     10/15/91
KOBEH  #    1930      NMC-637505      230    315     10/15/91
KOBEH  #    1931      NMC-637506      230    316     10/15/91
KOBEH  #    1932      NMC-637507      230    317     10/15/91
KOBEH  #    1933      NMC-637508      230    318     10/15/91
KOBEH  #    1934      NMC-637509      230    319     10/15/91
KOBEH  #    1935      NMC-637510      230    320     10/15/91
KOBEH  #    1936      NMC-637511      230    321     10/15/91

KOBEH       2020      NMC-698076      267    268     03/05/94
KOBEH       2021      NMC-698077      267    269     03/05/94
KOBEH       2022      NMC-698078      267    270     03/05/94
KOBEH       2023      NMC-698079      267    271     03/05/94
KOBEH       2024      NMC-698080      267    272     03/05/94
KOBEH       2025      NMC-698081      267    273     03/05/94
KOBEH       2026      NMC-698082      267    274     03/05/94
KOBEH       2027      NMC-698083      267    275     03/05/94

KOBEH  #    2028      NMC-637520      230    330     10/15/91
KOBEH  #    2029      NMC-637521      230    331     10/15/91
KOBEH  #    2030      NMC-637522      230    332     10/15/91
KOBEH  #    2031      NMC-637523      230    333     10/15/91
KOBEH  #    2032      NMC-637524      230    334     10/15/91
KOBEH  #    2033      NMC-637525      230    335     10/15/91
KOBEH  #    2034      NMC-637526      230    336     10/15/91
KOBEH  #    2035      NMC-637527      230    337     10/15/91

KOBEH       2120      NMC-698084      267    276     03/05/94
KOBEH       2121      NMC-698085      267    277     03/05/94
KOBEH       2122      NMC-698086      267    278     03/05/94

KOBEH  #    2130      NMC-637538      230    348     10/15/91
KOBEH  #    2131      NMC-637539      230    349     10/15/91
KOBEH  #    2132      NMC-637540      230    350     10/15/91
KOBEH  #    2133      NMC-637541      230    351     10/15/91
KOBEH  #    2134      NMC-637542      230    352     10/15/91
KOBEH  #    2135      NMC-637543      230    353     10/15/91

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KOBEH       2220      NMC-698087      267    279     03/05/94
KOBEH       2221      NMC-698088      267    280     03/05/94
KOBEH       2222      NMC-698089      267    281     03/05/94

KOBEH  #    2230      NMC-637554      230    364     10/15/91
KOBEH  #    2231      NMC-637555      230    365     10/15/91
KOBEH  #    2232      NMC-637556      230    366     10/15/91
KOBEH  #    2233      NMC-637557      230    367     10/15/91
KOBEH  #    2234      NMC-637558      230    368     10/15/91
KOBEH  #    2235      NMC-637559      230    369     10/15/91


The Kobeh Property is subject to:

(a) A one percent (1%) production royalty burdening and encumbering the Kobeh Property held by Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust pursuant to that certain Royalty Deed and Agreement dated effective January 1, 1996 by and between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust; and

(b) A royalty of Two Dollars ($2.00) per ounce on all produced gold from the property to be paid by Great Basin Exploration & Mining Co., Inc. to Golden Regent Resources Ltd. pursuant to that certain exploration letter agreement dated April 11, 1991, as amended by letter dated December 1, 1995, by and between Great Basin Exploration & Mining Co., Inc. and Golden Regent Resources Ltd. (formerly Golden Regent Minerals, Inc. and Mr. William Salt). Said royalty is the sole responsibility of Great Basin Exploration & Mining Co., Inc. and not subject to payment by the Participants of the Venture pursuant to this Agreement as more particularly described in that certain letter agreement dated September 8, 1995 by and between Cominco American Incorporated and Great Basin Exploration & Mining Co., Inc.

The above-referenced agreements affecting the Kobeh Property are attached hereto as Attachment III and by this reference made a part hereof.

 Kim Chee Property
The Kim Chee Property shall consist of the geographic area within the external boundaries of the 129 unpatented lode mining claims located approximately within Sections 1, 2, 3, 4, 10, 11, Township 21 North, Range 50 East, and Sections 25, 26, 33, 34, 35, 36, Township 22 North, Range 50 East, Mount Diablo Meridian, Eureka County, State of Nevada, and more particularly described as follows, to wit:

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KIM CHEE  # 4500      NMC-687693       256   403     09/11/93
KIM CHEE  # 4501      NMC-687694       256   404     09/11/93
KIM CHEE  # 4502      NMC-687695       256   405     09/11/93
KIM CHEE  # 4503      NMC-687696       256   406     09/11/93
KIM CHEE  # 4504      NMC-687697       256   407     09/11/93
KIM CHEE  # 4505      NMC-687698       256   408     09/11/93
KIM CHEE  # 4506      NMC-687699       256   409     09/11/93
KIM CHEE  # 4507      NMC-687700       256   410     09/11/93

KIM CHEE  # 4595      NMC-687701       256   411     09/12/93
KIM CHEE  # 4596      NMC-687702       256   412     09/12/93
KIM CHEE  # 4597      NMC-687703       256   413     09/12/93
KIM CHEE  # 4598      NMC-687704       256   414     09/12/93
KIM CHEE  # 4599      NMC-687705       256   415     09/12/93

KIM CHEE  # 4603      NMC-687706       256   416     09/11/93
KIM CHEE  # 4604      NMC-687707       256   417     09/11/93
KIM CHEE  # 4605      NMC-687708       256   418     09/11/93
KIM CHEE  # 4606      NMC-687709       256   419     09/11/93
KIM CHEE  # 4607      NMC-687710       256   420     09/11/93
KIM CHEE  # 4608      NMC-687711       256   421     10/24/93
KIM CHEE  # 4609      NMC-687712       256   422     10/24/93

KIM CHEE  # 4695      NMC-687713       256   423     09/12/93
KIM CHEE  # 4696      NMC-687714       256   424     09/12/93
KIM CHEE  # 4697      NMC-687715       256   425     09/12/93

KIM CHEE  # 4708      NMC-687716       256   426     10/24/93
KIM CHEE  # 4709      NMC-687717       256   427     10/24/93

KIM CHEE  # 4794      NMC-687718       256   428     09/14/93
KIM CHEE  # 4795      NMC-687719       256   429     09/12/93
KIM CHEE  # 4796      NMC-687720       256   430     09/12/93
KIM CHEE  # 4797      NMC-687721       256   431     09/12/93

KIM CHEE  # 4887      NMC-687722       256   432     09/14/93

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KIM CHEE  # 4894      NMC-687723      256    433     09/14/93
KIM CHEE  # 4895      NMC-687724      256    434     09/14/93
KIM CHEE  # 4896      NMC-687725      256    435     09/14/93

KIM CHEE  # 4986      NMC-687726      256    436     09/15/93
KIM CHEE  # 4987      NMC-687727      256    437     09/15/93
KIM CHEE  # 4988      NMC-687728      256    438     09/14/93
KIM CHEE  # 4989      NMC-687729      256    439     09/14/93
KIM CHEE  # 4990      NMC-687730      256    440     09/14/93
KIM CHEE  # 4991      NMC-687731      256    441     09/14/93
KIM CHEE  # 4992      NMC-687732      256    442     09/14/93
KIM CHEE  # 4993      NMC-687733      256    443     09/14/93
KIM CHEE  # 4994      NMC-687734      256    444     09/14/93
KIM CHEE  # 4995      NMC-687735      256    445     09/14/93
KIM CHEE  # 4996      NMC-687736      256    446     09/14/93

KIM CHEE  # 5007      NMC-687737      256    447     10/24/93
KIM CHEE  # 5008      NMC-687738      256    448     10/24/93
KIM CHEE  # 5009      NMC-687739      256    449     10/24/93
KIM CHEE  # 5010      NMC-687740      256    450     10/24/93
KIM CHEE  # 5011      NMC-687741      256    451     10/24/93

KIM CHEE  # 5085      NMC-687742      256    452     09/15/93
KIM CHEE  # 5086      NMC-687743      256    453     09/15/93
KIM CHEE  # 5087      NMC-687744      256    454     09/15/93
KIM CHEE  # 5088      NMC-687745      256    455     09/14/93
KIM CHEE  # 5089      NMC-687746      256    456     09/14/93
KIM CHEE  # 5090      NMC-687747      256    457     09/14/93
KIM CHEE  # 5091      NMC-687748      256    458     09/14/93
KIM CHEE  # 5092      NMC-687749      256    459     09/14/93
KIM CHEE  # 5093      NMC-687750      256    460     09/14/93
KIM CHEE  # 5094      NMC-687751      256    461     09/14/93
KIM CHEE  # 5095      NMC-687752      256    462     09/14/93
KIM CHEE  # 5096      NMC-687753      256    463     09/14/93

KIM CHEE  # 5106      NMC-687754      256    464     10/26/93
KIM CHEE  # 5107      NMC-687755      256    465     10/26/93
KIM CHEE  # 5108      NMC-687756      256    466     10/26/93
KIM CHEE  # 5109      NMC-687757      256    467     10/26/93
KIM CHEE  # 5110      NMC-687758      256    468     10/26/93
KIM CHEE  # 5111      NMC-687759      256    469     10/26/93

KIM CHEE  # 5182      NMC-687760      256    470     09/15/93
KIM CHEE  # 5183      NMC-687761      256    471     09/15/93
KIM CHEE  # 5184      NMC-687762      256    472     09/15/93
KIM CHEE  # 5185      NMC-687763      256    473     09/15/93
KIM CHEE  # 5186      NMC-687764      256    474     09/15/93
KIM CHEE  # 5187      NMC-687765      256    475     09/15/93

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KIM CHEE  # 5188      NMC-687766      256    476     09/14/93
KIM CHEE  # 5189      NMC-687767      256    477     09/14/93
KIM CHEE  # 5190      NMC-687768      256    478     09/14/93
KIM CHEE  # 5191      NMC-687769      256    479     09/14/93
KIM CHEE  # 5192      NMC-687770      256    480     09/14/93
KIM CHEE  # 5193      NMC-687771      256    481     09/14/93
KIM CHEE  # 5194      NMC-687772      256    482     09/14/93
KIM CHEE  # 5195      NMC-687773      256    483     09/14/93

KIM CHEE  # 5206      NMC-687774      256    484     10/26/93
KIM CHEE  # 5207      NMC-687775      256    485     10/26/93
KIM CHEE  # 5208      NMC-687776      256    486     10/26/93
KIM CHEE  # 5209      NMC-687777      256    487     10/26/93
KIM CHEE  # 5210      NMC-687778      256    488     10/26/93
KIM CHEE  # 5211      NMC-687779      256    489     10/26/93
KIM CHEE  # 5212      NMC-687780      256    490     10/26/93
KIM CHEE  # 5213      NMC-687781      256    491     10/26/93

KIM CHEE  # 5282      NMC-687782      256    492     09/15/93
KIM CHEE  # 5283      NMC-687783      256    493     09/15/93
KIM CHEE  # 5284      NMC-687784      256    494     09/15/93
KIM CHEE  # 5285      NMC-687785      256    495     09/15/93
KIM CHEE  # 5286      NMC-687786      256    496     09/15/93
KIM CHEE  # 5287      NMC-687787      256    497     09/15/93
KIM CHEE  # 5288      NMC-687788      256    498     09/14/93
KIM CHEE  # 5289      NMC-687789      256    499     09/14/93
KIM CHEE  # 5290      NMC-687790      256    500     09/14/93
KIM CHEE  # 5291      NMC-687791      256    501     09/14/93
KIM CHEE  # 5292      NMC-687792      256    502     09/14/93
KIM CHEE  # 5293      NMC-687793      256    503     09/14/93
KIM CHEE  # 5294      NMC-687794      256    504     09/14/93
KIM CHEE  # 5295      NMC-687795      256    505     09/14/93

KIM CHEE  # 5382      NMC-687796      256    506     09/16/93
KIM CHEE  # 5383      NMC-687797      256    507     09/16/93
KIM CHEE  # 5384      NMC-687798      256    508     09/16/93
KIM CHEE  # 5385      NMC-687799      256    509     09/16/93
KIM CHEE  # 5386      NMC-687800      256    510     09/16/93
KIM CHEE  # 5387      NMC-687801      256    511     09/16/93
KIM CHEE  # 5388      NMC-687802      256    512     09/14/93
KIM CHEE  # 5389      NMC-687803      256    513     09/14/93
KIM CHEE  # 5390      NMC-687804      256    514     09/14/93
KIM CHEE  # 5391      NMC-687805      256    515     09/14/93
KIM CHEE  # 5392      NMC-687806      256    516     09/14/93
KIM CHEE  # 5393      NMC-687807      256    517     09/14/93
KIM CHEE  # 5394      NMC-687808      256    518     09/14/93

                                       County        Location
Claim Name/Number     BLM Number     Book   Page       Date

KIM CHEE  # 5482      NMC-687809      256    519     09/16/93
KIM CHEE  # 5483      NMC-687810      256    520     09/16/93
KIM CHEE  # 5484      NMC-687811      256    521     09/16/93
KIM CHEE  # 5485      NMC-687812      256    522     09/16/93
KIM CHEE  # 5486      NMC-687813      256    523     09/16/93
KIM CHEE  # 5487      NMC-687814      256    524     09/16/93
KIM CHEE  # 5488      NMC-687815      256    525     09/14/93
KIM CHEE  # 5489      NMC-687816      256    526     09/14/93
KIM CHEE  # 5490      NMC-687817      256    527     09/14/93
KIM CHEE  # 5491      NMC-687818      256    528     09/14/93
KIM CHEE  # 5492      NMC-687819      256    529     09/14/93
KIM CHEE  # 5493      NMC-687820      256    530     09/14/93
KIM CHEE  # 5494      NMC-687821      256    531     09/14/93


The Kim Chee Property is subject to a one percent (1%) production royalty burdening and encumbering the Kim Chee Property held by Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust pursuant to that certain Royalty Deed and Agreement dated effective January 1, 1996 by and between Cominco American Incorporated and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust attached hereto as Attachment IV and by this reference made a part hereof.


AREA OF INTEREST

The Area of Interest referred to in the Joint Venture Operating Agreement shall consist of the geographic area within the external boundaries of the Afgan Property, the Kobeh Property and the Kim Chee Property as described hereinabove. The Area of Interest shall also include:

(a) all or part of any mining claim located by the parties to the Afgan Mineral Lease within the Afgan Mineral Prospect Boundary, which Boundary shall include all of the land which lies within 1.5 miles of any point on the perimeter of the Afgan Mineral Prospect as defined hereinabove; and

(b) any additional claims, property or property rights that may subsequently be acquired within one mile of the perimeter of the Kobeh Property as defined hereinabove.

                           ATTACHMENT I

                           SGC DOCUMENTS

     (a) Participation Agreement dated May 31, 1995 by and between Serem Gatro Canada Inc., Great Basin Exploration & Mining Co., Inc. and Great Basin Management Co., Inc.

     (b) Letter of agreement and consent to the Afgan JV dated November 21, 1995, between Great Basin Exploration & Mining Co., Inc. and Serem Gatro Canada Inc.


                           See Volume II

                                  ATTACHMENT II

                            AFGAN PROPERTY DOCUMENTS


     (a) Afgan Mineral Lease dated effective November 8, 1993, by and between Great Basin Exploration & Mining Co., Inc., and Lyle F. Campbell, Sole Trustee of the Lyle F. Campbell Trust

     (b) First Amendment to Mineral Lease dated effective May 19, 1994, by and between Great Basin Exploration & Mining Co., Inc., and Lyle F. Campbell, Sole Trustee of the Lyle F. Campbell Trust

     (c) Second Amendment to Mineral Lease dated effective November 20, 1995, by and between Great Basin Exploration & Mining Co., Inc., and Lyle F. Campbell, Sole Trustee of the Lyle F. Campbell Trust

     (d) Boundary Agreement dated effective November 13, 1992 by and between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust

     (e) Letter dated December 12, 1995, as revised by letter dated December 14, 1995, from Lyle F. Campbell confirming that certain relocated Kobeh Property claims shall not be subject to the Afgan Mineral Lease

     (f) Letter of consent and approval for the Assignment of Mineral Lease dated December ----, 1995 between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust

                                 ATTACHMENT III

                            KOBEH PROPERTY DOCUMENTS


     (a) Exploration letter agreement dated April 11, 1991, as amended by letter dated December 1, 1995, by and between Great Basin Exploration & Mining Co., Inc. and Golden Regent Resources Ltd. (formerly Golden Regent Minerals, Inc. and Mr. William Salt)

     (b) Royalty Deed and Agreement dated effective January 1, 1996 by and between Great Basin Exploration & Mining Co., Inc. and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust


                            See Volume II

                                  ATTACHMENT IV

                           KIM CHEE PROPERTY DOCUMENTS


     (a) Royalty Deed and Agreement dated effective January 1, 1996 by and between Cominco American Incorporated and Lyle F. Campbell, sole Trustee of The Lyle F. Campbell Trust


                        See Volume II

                                    EXHIBIT B

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)


                              Accounting Procedures

     The purpose of these Accounting Procedures is to establish equitable methods for determining charges and credits applicable to Venture operations under the captioned Agreement (the "Agreement"). It is the intent of the Operator and any Participant that is not acting as the Operator ("the Non-Operator") that neither of them shall gain nor lose by reason of their duties and responsibilities as the Operator or the Non-Operator but that the Operator should be reimbursed for the value of services provided hereunder. If any method proves unfair or inequitable to the Operator or the Non-Operator, the Participants shall meet and in good faith endeavor to agree upon changes deemed necessary to correct the unfairness or inequity. In the event of a conflict between the provisions of these Accounting Procedures and those of the Agreement, the provisions of the Agreement shall control.


                                    ARTICLE 1

                               GENERAL PROVISIONS

1.0  General Provisions.

     1.1 Definitions. The definitions set forth in the Agreement shall apply to these Accounting Procedures and shall have the same meanings as used herein. Additional terms used in these Accounting Procedures as set forth below shall have the following meanings:

          1.1.1 "Material" shall mean personal property, including, but not limited to, supplies and non-depreciable equipment, acquired and held for use in Joint Operations.

          1.1.2 "Outsider" shall mean participants other than "Participants" to the Agreement and their affiliates.

          1.1.3 "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of employees of the Operator or its Affiliates.

          1.1.4 "Technical Employees" shall mean those employees having special and specific engineering, geological, legal, or other professional skills, and whose primary function in Operations is the handling of specific matters for the benefit of Operations.

     1.2  Accounting Records.

          1.2.1 The Operator shall maintain accounting records for the Joint Account in accordance with generally accepted accounting principles consistently applied and used in the mining industry.

          1.2.2 The Operator shall take advantage of and credit the Joint Venture with all cash and trade discounts, freight allowances and equalizations, annual volume or other allowances, credits, salvages, commissions, insurance discount dividends and retroactive premium adjustments, and any other benefits which accrue to the Operator wholly or in part because of Operations.

     1.3  Statements, Billings and Adjustments.

          1.3.1 The Operator shall bill the Non-Operator for its proportionate share of the costs charged to the Joint Account in accordance with Section 12 of the Agreement.

          1.3.2 Payment of bills shall not prejudice the right of the Non-Operator to protest or question the correctness thereof; however, all bills and statements rendered during any calendar year shall be presumed conclusively to be true and correct after twelve (12) months following the end of any such calendar year unless, within the said twelve (12)-month period, the Non-Operator takes written exception thereto and makes claim on the Operator for adjustment. No adjustment favorable to the Operator shall be made unless it is made within the same prescribed period or in connection with an adjustment in favor of the Non-Operator. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Assets.

     1.4  Advances and Payments.

          1.4.1 As provided for in Section 12 of the Agreement, the Non-Operator shall advance its share of the estimated cash outlay for the succeeding month's operation. If the Non-Operator's advances exceed its share of actual expenditures, subsequent Cash Calls will be adjusted downward or the Operator will refund to the Non-Operator excess funds that are not necessary for subsequent operations.

          1.4.2 The Operator shall base its estimates of cash advance requirements on the latest information available and shall take into account cash on hand which may be applied to satisfy such requirements in order to reduce the amounts to be advanced. It is the intent of the Participants to provide adequate funds for the operations and to maintain bank balances at minimum levels.

          1.4.3 If the Operator does not request the Non-Operator to advance its share of estimated cash requirements, the Non-Operator shall pay its share of expenditures within thirty (30) days following receipt of the Operator's billing.

          1.4.4 Unless provided otherwise in the Agreement, all payments shall be made on or before the due date by wire transfer in immediately- available funds to bank accounts designated by the Operator. If not so paid, the unpaid balance shall bear interest after the due date at an annual rate which equals the "Prime Rate," designated or published for such from time to time by The Chase Manhattan Bank, New York, New York, plus two (2) percentage points per year, adjusted in such case on the date on which a change in the Prime Rate occurs, but in no event to exceed the maximum rate permitted by applicable law, for each thirty (30)-day period or portion thereof until such amount is paid, plus attorneys' fees, court costs, and other costs related to the collection of the unpaid amounts.

          1.4.5 Funds received by the Operator from the Non-Operator need not be segregated or maintained by the Operator as a separate fund, but may be commingled with the Operator's own funds. Accrued interest, if any, on such funds shall be credited to its Participants in proportion to their respective Interests.

     1.5 Audits. Upon notice in writing to the Operator, the Non-Operator shall have the right to audit the accounts and records relating to the accounting made under this Agreement for any calendar year within the twelve (12)-month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts pursuant to Section 1.3.2. The Non-Operator may arrange for audits by independent auditors of national recognition which are acceptable to the Operator. Audits shall be conducted in a manner so as to cause the minimum inconvenience to the Operator. The Operator shall bear no portion of the Non-Operator's audit costs unless agreed to by the Operator in advance of such audit.


                                    ARTICLE 2

                                CHARGEABLE COSTS

2.0 Chargeable Costs. Subject to the provisions of the Agreement, the Operator shall charge the Joint Account with all costs incurred by it as necessary and proper for the conduct of Operations or maintenance of the Assets. Except as otherwise provided in the Agreement, the Operator shall charge the Joint Account with: (1) exploration expenditures made for the exploration activities within the Area of Interest, (2) expenditures made for engineering, environmental, planning, development and construction related to the Properties and for the equipment and facilities necessary for Operations, including all working capital and sustaining capital for ongoing Operations and for the expansion and updating of Operations, and (3) costs and expenses of mining, processing, reclamation, restoration, worker's compensation and other claims upon closing of the mines, and any other costs following the mine closing. Such costs include, but are not limited to, the following:

     2.1 Property Payments. Property payments, rentals, royalties and other payments out of production (unless such royalties or other payments shall burden the ownership interests of only one Participant) and fees, paid by the Operator for Operations, including permits, fees, and other charges which are assessed by various governmental agencies. Such costs also include acquisition of easements, rights of way, and surface rights.

     2.2  Labor.

          2.2.1 Salaries and wages of the Operator's employees directly engaged in the conduct of and for the benefit of Operations, whether temporarily or permanently assigned. The proportion of salaries and wages charged will be prorated proportionately to the time spent by employees for the benefit of Operations. Salaries and wages shall include everything constituting gross pay to employees as reflected on the Operator's payroll, including travel time and overtime.

          2.2.2 The Operator's cost of holidays, rest days, vacations, disability benefits, sickness, and other customary allowances and reasonable expenses which are paid or reimbursed under the Operator's usual practice. Such amounts may be charged either on a "percentage assessment" of salaries and wages, or on a cash basis.

          2.2.3  Costs  of  expenditures  or  contributions   made  pursuant  to
assessments imposed by governmental authority which are applicable to the Operator's cost of salaries and wages.

          2.2.4 Personal Expenses of employees whose salaries and wages are chargeable to the Joint Account under Section 2.2.1, but only to the extent that such Personal Expenses are incurred in connection with their efforts while directly engaged in the conduct of and for the benefit of Operations.

          2.2.5 The Operator's actual costs of established plans for employees' group life insurance, hospitalization, medical, dental, pension, retirement, stock purchase, profit sharing, thrift, bonus, and other benefit plans of a similar nature applicable to the Operator's labor cost chargeable to the Joint Account.

          2.2.6 If a percentage assignment is used for Sections 2.2.2 and 2.2.5, the rate shall be based on actual cost experience for the previous year. Such rate shall be determined during the first quarter of each year and shall be applied in current-year operations.

          2.2.7 Relocation costs of employees permanently or temporarily assigned and directly engaged in the conduct of Operations. Such costs shall include transportation of employees' families and their personal and household effects and all other relocation costs in accordance with the Operator's usual practice.

     2.3 Material. Material purchased or furnished by the Operator for use in Operations as provided under Article 3. So far as is reasonably practical, and consistent with efficient and economical operations, only such Material shall be purchased or transferred for use in Operations as may be required for immediate use.

     2.4  Transportation.

          2.4.1 Transportation of material and other related costs such as expediting, crating, freight, and unloading at destination.

          2.4.2 Transportation of employees as required in the conduct of Operations.

     2.5  Services.

          2.5.1 The cost of consultants, contract labor, services, equipment, and utilities procured from Outsiders.

          2.5.2 Technical or research services, such as, but not limited to, laboratory analysis, drafting, geophysical and geological interpretation, engineering, reserve studies and related computer services, and data processing, which may be delegated to and performed by the specialized staffs of one of the Participants or their Affiliates. Such professional services shall be on a cost-of-service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders. Charges to the Joint Account for services directly benefiting Operations shall be in addition to any charges allowed under Sections 2.11 and 2.12.

          2.5.3 In the event the Operator from time to time utilizes skilled personnel of the Participants or their Affiliates for performance of services either within the Area of Interest or elsewhere for the benefit of Operations, whose time in full or in part is not otherwise charged hereunder, a proper proportion of the direct and indirect salary, employee benefits, and travel expenses of such personnel shall be charged to the Joint Account, provided such work is pursuant to written authorization by the Operator. Such professional services shall be on a cost-of-service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

          2.5.4 Use of the Operator's and the Non-Operator's separately owned equipment and facilities for the benefit of Operations. Such use shall be charged to the Joint Account at rates commensurate with the Operator's actual and full costs of ownership and operation, and such rates shall include cost of maintenance, repairs, other operating expense, insurance, taxes (other than income taxes), depreciation, and other overhead. These charges shall not exceed the prevailing commercial rates in the area.

          2.5.5 Data processing and computer services acquired for the benefit of Operations may be contracted through Outsiders, or by arrangement for computer services from one of the Participants or their Affiliates, even though such facilities are not physically located within the Area of Interest. Charges to the Joint Account under this provision for services directly benefitting Operations shall be in addition to any charges allowed under Sections 2.11 and
2.12. Such professional services shall be on a cost-of-service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

          2.5.6 Any technical services, skilled personnel, equipment, facilities or data processing services provided to Operations by the Non-Operator, at the request of the Operator, shall be charged on the same basis as provided in Sections 2.5.2, 2.5.3, 2.5.4 and 2.5.5 above. The Non- Operator shall bill the Operator in accordance with Section 1.4.3 of the Accounting Procedures. The Operator may audit the records of the Non-Operator with regard to such services in accordance with the procedure set forth in Section 1.5.

     2.6 Repair and Replacement of Property. All costs or expenses (net of the recoveries from insurance for which the premiums have been charged to the Joint Account, if any) necessary for the repair or replacement of property resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause, excepting the Operator's gross negligence or willful misconduct. The Operator shall furnish to the Non-Operator written notice of damages or losses in excess of fifteen thousand dollars ($15,000.00) as soon as practicable. Such costs and expenses include the costs to combat and control the actions of the hazard.

     2.7  Insurance.

          2.7.1 Premiums paid for Workers' Compensation or Employer's Liability Insurance required to be carried for Operations. In the event Operations are conducted in a state in which the Operator may act as self-insurer for Workers' Compensation or Employer's Liability under the applicable state's law, the Operator may, at its election, include the risk under its self-insurance program and in that event, the Operator shall include a charge at the Operator's cost of up to a maximum of one and one-quarter (1.25) times the Standard Workers' Compensation rate during any one (1) contract year. Premiums paid for an insurance program covering such property, business interruption, casualty, and fidelity risks as are deemed prudent by the Operator based on sound business judgment, which judgment shall be subject to review and revision by the Management Committee. Premiums paid for other insurance as requested by the Management Committee. Each Participant may procure and maintain, at its own cost and expense, such other insurance as it may determine to be necessary to protect its interests, and any such insurance so procured and maintained shall inure solely to the benefit of the Participant procuring the same.

          2.7.2 Actual expenditures incurred in the investigation, defense, and settlement of all losses, claims, damages, judgments, and other expenses for the benefit of Operations, excepting those resulting from the Operator's gross negligence or willful misconduct.

     2.8 Litigation and Claims. All costs or expenses of handling, investigating and settling litigation or claims arising by reason of Operations or necessary to protect or recover property, including, but not limited to, attorneys' fees, court costs, cost of investigation or procuring evidence, and amounts paid in settlement or satisfaction of any such litigation or claims. In the event actions or claims affecting Operations shall be handled by the legal staff of one of the Participants, a charge commensurate with the cost of providing such service is chargeable to the Joint Account.

     2.9 Taxes. All taxes (except taxes based on or determined with reference to income), fees, and governmental assessments of every kind and nature. If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuations of each Participant's Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Participants hereto in accordance with the percentage of tax value generated by each Participant's Interest.

     2.10 Fines. All fines resulting from non-compliance with applicable laws, rules, and regulations, except to the extent that such fines were due to the gross negligence or willful misconduct of the Operator.

     2.11 Direct Administrative Costs. The net cost of maintaining and operating any offices (excepting the corporate headquarters office), suboffices, camps, warehouses, housing, and other facilities directly serving Operations shall be charged to the Joint Account. If such facilities serve operations in addition to Operations, the net costs shall be allocated to all operations served on an equitable basis mutually agreed to by the Participants.

     2.12 Operator's Management Fee. A charge to reimburse the Operator for overhead and other general and administrative services of the Operator's corporate headquarters office equal to the following percentages applied to costs and expenses determined on a monthly basis under the provisions of Paragraph 1 through 15 of this Article 2 (except this Paragraph 2.12):

          2.12.1 Eight percent (8%) of all cash expenditures incurred prior to approval of a Feasibility Study.

          2.12.2 Four percent (4%) of all cash expenditures incurred following approval of a Feasibility Study.

     2.13 Storage of Production Inventories. Each Participant will bear the cost incurred for handling and storage of merchantable ore or concentrates as follows:

          2.13.1 Personal property taxes on ore or concentrates in storage for a Participant within the Area of Interest shall be charged to such Participant.

          2.13.2 The cost of loading out such ore in storage for a Participant from the Area of Interest shall be charged to such Participant.

          2.13.3 Cost associated with providing storage of ore or concentrates in the Area of Interest will be charged on a pro rata basis determined by the Participants.

          2.13.4 Other costs arising out of storage or handling of ore or concentrates shall be charged to the Participant owning such Materials.

     2.14 Project Assets. The cost of all capital expenses of the Assets which are normally depreciable, depletable, or amortizable, including, but not limited to, land acquisition, exploration, development, pre-mine development and
stripping,   machinery,   equipment,   plant,  buildings,  rail  facilities  and
equipment, improvements, camp and port facilities, townsites and other infrastructure, whether incurred or acquired prior to or after commencement of production.

     2.15 Other Necessary Expenses. Any other chargeable expenditures not covered or dealt with in the foregoing provisions which are necessary and proper for the conduct of Operations.

                                    ARTICLE 3

                  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES,
                           TRANSFERS, AND DISPOSITION

3.0 Pricing of Joint Account Material Purchases, Transfers, and Disposition. The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Area of Interest. The Operator shall provide all Material for use in the Area of Interest; however, at the Operator's option, such Material may be supplied by the Non-Operator.

     3.1 Purchases. Material purchased shall be charged at the price paid by the Operator after deduction of all discount received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

     3.2 Transfer and Dispositions. Material furnished to the Area of Interest and Material transferred from the Area of Interest or disposed of by the Operator, unless otherwise agreed to by the Participants, shall be priced at its current fair market value.

     3.3 Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Area of Interest.

     3.4 Warranty of Material. The Operator shall not be held responsible for defects in Material furnished for Operations. In the event Material is defective, credit shall not be passed to the Joint Account until the adjustment has been received by the Operator from the manufacturer or its agents.

                                    ARTICLE 4

                          DISPOSAL OF SURPLUS MATERIAL

4.0  Disposal of Surplus Material.

     4.1 Distribution Generally. The disposition of major items of surplus Material shall be decided upon by the Operator. The Operator may purchase, but shall be under no obligation to purchase, the interests of the Non-Operator in surplus Material.

     4.2 Purchase by Participants. Surplus Material purchased by either the Operator or the Non-Operator shall be credited by the Operator to the Joint Account at its fair market value.

     4.3 Distribution to Participants. Division of Material in kind, if made between the Operator and the Non-Operator, shall be in proportion to their respective interests in such Material. Each Participant will thereupon be charged individually with the value of the Material received or receivable by each Participant, and corresponding credits will be made by the Operator to the Joint Account. Such credits shall appear in the monthly statement of operations.

     4.4 Sales. Sales to outsiders of Material from the Area of Interest shall be credited by the Operator to the Joint Account at the net amount collected by the Operator from vendee, which shall be priced on the basis of the best available market price. Any claim by vendee for defective Materials or otherwise shall be charged back to the Joint Account if and when paid by the Operator.

                                    ARTICLE 5

                                   INVENTORIES

5.0  Inventories.

     5.1 Periodic Inventories. The Operator shall take physical inventory of Joint Account Material at reasonable intervals in accordance with generally accepted accounting principles. The Non-Operator may be represented when any inventory shall bind the Non-Operator to accept the inventory taken by the Operator.

     5.2 Reconciliation. Reconciliation of inventories with the Joint Account shall be made by the Operator, and a list of overages and shortages shall be furnished to the Non-Operator within six (6) months following the taking of inventory. Inventory adjustments shall be made by the Operator to the Joint Account for overages and shortages, but the Operator shall be held accountable to the Non-Operator only for shortages due to the lack of reasonable diligence.

     5.3 Special Inventories. Whenever there is a sale or change of Interest in the Properties, the Area of Interest or the Assets, a special inventory may be taken by the Operator, provided the seller or purchaser of such Interest requests such inventory and agrees to bear all of the expense thereof. In such cases, both the seller and the purchaser shall be entitled to be represented. A special inventory shall be required when there is a change in the Operator. The cost of the latter inventory will be charged to the Joint Account when the change in the Operator does not come about as the result of a sale of the former Operator's Interest.

     5.4 Expenses. The expense incurred by the Operator in conducting periodic inventories shall be charged to the Joint Account.

                                    EXHIBIT C

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)

                              Royalty Calculations

                                     Part I

                              Net Proceeds Royalty


1.0 The Net Proceeds Royalty shall equal --- percent (---%) of one hundred percent (100%) of the previous quarter's Net Proceeds (as defined herein) upon the terms and conditions hereafter provided. If negative Net Proceeds are incurred in any quarter, such losses will be carried forward and deducted from proceeds in subsequent quarters until fully deducted.

2.0 The Net Proceeds Royalty shall be paid on or before thirty (30) days after the end of each calendar quarter.

3.0 For purposes hereof, the following terms shall have the following meanings:

     3.1 The term "Net Proceeds" shall mean Cash Receipts and other Credits less the Cash Expenditures and other Charges.

     3.2 The term "Cash Receipts and Other Credits" shall mean the actual amounts received from the sale of ores, minerals, mineral resources, bullion, concentrates, and metals produced from the Properties.

     3.3  The term "Cash Expenditures and Other Charges" shall mean:

          a. All cash expenditures attributable to exploration, feasibility studies, environmental studies, permitting, lobbying, development, construction (including all capital costs of construction), mining, milling, concentrating, storage, transportation, and marketing of the mining products.

          b. All cash expenditures for property rental payments, property acquisition costs, property maintenance costs, acquiring water rights, advance royalty payments and payment obligations based upon the amount, quantity, value or income from the Products removed from the Properties, including sales, severance, net proceeds, reclamation or other similar taxes or fees, other than this Net Proceeds Royalty.

          c. All cash expenditures attributable to smelting, refining, or other applicable ore beneficiation costs (which shall not exceed standard, arm's-length market rates applicable to the area where the products are mined and produced) necessary to process ores from a raw state into a marketable product.

          d. All costs for replacing, expanding, modifying, altering, suspending and terminating any of the facilities.

          e.   Ongoing environmental and reclamation costs.

          f. All costs and expenses, including attorney's fees, incurred in the settling of or defending against any litigation, administrative hearings, or ruling or governmental actions relating to the project or its operator while engaged in its responsibilities on project matters, including all settlement amounts or judgments rendered by any court or administrative body.

          g. All costs associated with procuring financing for the project, including, but not limited to, standby fees and legal fees.

          h. A charge for interest on the average daily outstanding balance of all unrecovered Cash Expenditures and Other Charges, compounded monthly at the rate of two percent (2%) per annum above the opening prime lending rate on the first business day of each month as established by The Chase Manhattan Bank at its main branch in New York, New York.

          i. All cash expenditures for taxes (other than federal and state corporate income taxes) and insurance applicable to the property.

          j. All cash expenditures for administrative expenses incurred at the project site.

          k. An allowance of five percent (5%) of Item 3.3(a) and Item 3.3(c) above to cover administrative expense incurred off the project site.

          l. Accruals for post-production activity, including, but not limited to, reclamation and restoration of the mining site as may be required by federal, state and local laws, rules and regulations.

                                     Part II

                               Net Returns Royalty


1.0 The Net Returns Royalty shall equal ----- percent (---%) of the amount actually received by CAI, its successors and assigns from the purchaser for Products in first marketable form, mined from the Properties which are processed or sold by or for the account of CAI, its successors and assigns after first deducting all Allowable Deductions.

2.0 For purposes hereof, the term "Allowable Deductions" shall mean, to the extent borne or to be borne by CAI, the following:

     2.1 Royalty, tax or other payment obligation based upon the amount, quantity, value or income from the Products removed from the Properties, including sales, severance, net proceeds, reclamation and other similar taxes or fees (except federal and state corporate income tax);

     2.2 Charges for and taxes on loading and transportation from the mine or, if the Products are processed, from the plant producing the Products to the place of sale;

     2.3  Insurance and security costs and charges;

     2.4 Purchasers' milling, smelting, refining, and other treatment charges or costs, including such treatment charges, penalties and other deductions applied in determining the net sum realized on sale to the smelter or other purchaser; provided, however, in the case of leaching operations, all processing and recovery costs incurred by CAI, its successors and assigns, beyond the point at which the metal being treated is in dore, shall be considered as treatment costs;

     2.5  Representation, assaying and umpire costs and fees; and

     2.6  Marketing costs and commissions.

3.0 The Net Returns Royalty shall be paid on or before thirty (30) days after the end of each calendar quarter.

                                    EXHIBIT D

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)

               Special Warranty Deed, Bill Of Sale, And Assignment


     THIS  SPECIAL   WARRANTY  DEED,   BILL  OF  SALE,   AND  ASSIGNMENT   (this
"Instrument"),   dated   effective  as  of   ---------------   19---,   is  from
- -------------------------,   a  ----------  ---------------,  whose  address  is
- ------------- -----------------------, --------------------, -------("Grantor"),
to ----------------------,  a ---------------- ---------------, whose address is
- -----------------------------------------------,
- ---------------, --------------, ---------- ("Grantee").

                             Recitals

A. COMINCO AMERICAN INCORPORATED and GREAT BASIN EXPLORATION & MINING CO., INC. have entered into a Joint Venture Operating Agreement dated effective as of January 1, 1996 (the "Agreement"), by which the parties have established a joint venture (the "Venture").

B. This Instrument is executed and delivered pursuant to the provisions of the Agreement.

                              Grant

     FOR AND IN CONSIDERATION of Ten Dollars ($10.00), the mutual promises contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants, sells, assigns, conveys and specially warrants to Grantee [all or specified undivided percent] of Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all real and personal property, fixtures, attachments, water rights, agreements, options, contracts, licenses, permits and other tangible or intangible property of whatsoever kind or nature comprising, located on, associated with or relating to the Area of Interest described in the Agreement, including, without limitation, those assets more particularly described in Schedule I attached hereto, together with [all or specified undivided percent] of Grantor's Interest in the Venture (collectively, the "Assets").

     TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns forever with the special warranty of title from and against all claims, liens, encumbrances, changes and causes of action with respect to the Assets arising by, through or under Grantor in its individual capacity, but not otherwise. No other representation or warranty is made or given. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE ARE EXPRESSLY EXCLUDED. The Assets are transferred "AS IS" without any warranty or representation as to environmental liabilities or conditions or compliance with federal, state and local permitting and environmental requirements.

     THIS INSTRUMENT is executed pursuant to and in conformance with the Agreement. The representations and warranties set forth in the Agreement are by this reference incorporated herein and shall survive execution and delivery of this Instrument.

     All recording references in the Schedule attached to this Instrument are to the official real property records of ------------------------------.

     This Instrument shall bind and inure to the benefit of the parties and their respective successors and assigns.

     EXECUTED this ----- day of -----------, 199---, to be effective as of the date first above written.


               GRANTOR:



               By: --------------------------------

               Its: -------------------------------

STATE OF ---------     )
                       : ss
COUNTY OF --------     )

     This  -----  day  of  ----------,  A.D.-----,  personally  came  before  me
- --------------------,  who,  being  by  me  duly  sworn,  says  that  he/she  is
- ----------- of ----------------------------------,  and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Company and that said writing was signed and sealed by him/her in behalf of said corporation by its authority duly given. And the said ---------------acknowledged the said writing to be the act and deed of said corporation.





- ----------------------
ATTEST: (Secretary or
Assistant Secretary)

SEAL:


- ----------------------

                                   SCHEDULE I

             (to Special Warranty Deed, Bill of Sale, and Assignment


                                     Assets

                                    EXHIBIT E

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)

                                  Royalty Deeds

                                     Part I

                            Net Proceeds Royalty Deed


     THIS NET  PROCEEDS  ROYALTY  DEED  (this  "Deed"),  dated  effective  as of
- --------------- 19---, is from -------------,  a ---------------,  whose address
is    ------------------------    -----------------------------,    -----------,
- -------("Grantor"),     to    --------------------------,     a    -------------
- ---------------,     whose     address    is     ------------------------------,
- ---------------, -------------------, ---------- ("Grantee").


                           Recitals

A. Cominco American Incorporated and ---------- have entered into a Joint Venture Operating Agreement dated effective as of ------------------- (the "Agreement"), by which the parties have established a joint venture (the "Venture").

B. This Deed is executed and delivered pursuant to the provisions of the Agreement.

                           Grant

     FOR AND IN CONSIDERATION of Ten Dollars ($10.00), the mutual promises contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby conveys, grants and assigns to Grantee an undivided five percent (5%) of one hundred percent (100%) net proceeds royalty burdening and encumbering the real property more particularly described in Schedule I attached hereto (the "Properties") to be calculated and paid pursuant to and in accordance with the provisions of the "Net Proceeds Royalty Calculation" described in Schedule II attached hereto (hereinafter, the "Net Proceeds Royalty").

     [ALTERNATIVE  PARAGRAPH TO BE ADDED IN THE EVENT OF A DEFAULT UNDER SECTION
12.4 OF THE VENTURE AGREEMENT: Provided, however, that the cumulative amount payable to Grantee, its successors or assigns pursuant to this grant of Net Proceeds Royalty shall in no event exceed $-------, and no additional amount shall thereafter be payable to Grantee. Upon payment of the cumulative amount of $------- hereunder, the Net Proceeds Royalty shall terminate and Grantee shall have no further interest in or to the Properties, and Grantor shall own the Properties free and clear of the Net Proceeds Royalty. Thereafter, Grantor may file of record a notice of termination of the Net Proceeds Royalty.]

     TO HAVE AND TO HOLD the Net Proceeds Royalty unto Grantee, its successors and assigns forever.

     This Deed is given without warranty of title whatsoever. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE ARE EXPRESSLY EXCLUDED.

     This Deed is executed pursuant to and in conformance with the Agreement and is made expressly subject to all terms, conditions, covenants, representations and warranties set forth in the Agreement, all of which by this reference are incorporated herein and shall survive execution and delivery of this Deed.

     The Net Proceeds Royalty created by this Deed shall burden and run with the Properties. Nothing contained herein shall constitute an affirmative covenant or obligation of Grantor to operate, produce from or sell the Properties in a manner to generate proceeds from the Properties that would be subject to the Net Proceeds Royalty hereunder. Grantee shall look solely to the Properties for satisfaction and discharge of the Net Proceeds Royalty, and Grantor shall not be personally liable for the payment and discharge thereof.

     The Grantee may freely transfer, sell, assign or otherwise dispose of its entire interest in the Net Proceeds Royalty; provided, however, that Grantor shall have no obligation to pay proceeds of the Net Proceeds Royalty to any party other than the Grantee until Grantee, its successors and assigns shall have provided Grantor with written notice of a transfer, sale or assignment of all or a portion of the Net Proceeds Royalty, together with a copy of the applicable instruments of sale or conveyance.

     All recording references in Schedule I are to the official real property records of ---------------------.

     This Deed shall bind and inure to the benefit of the parties and their respective successors and assigns.

     EXECUTED this ----- day of -----------, 199---, to be effective as of the date first above written.

               GRANTOR


               By:-----------------

               Its: ----------------



               GRANTEE


               By: ----------------

               Its: ---------------

STATE OF ---------     )
                       : ss
COUNTY OF --------     )

     This  -----  day  of  ----------,  A.D.-----,  personally  came  before  me
- --------------------,  who,  being  by  me  duly  sworn,  says  that  he/she  is
- ----------- of ----------------------------------,  and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Company and that said writing was signed and sealed by him/her in behalf of said corporation by its authority duly given. And the said ---------------acknowledged the said writing to be the act and deed of said corporation.




- ----------------------
ATTEST: (Secretary or
Assistant Secretary)

SEAL:


- ----------------------

STATE OF ---------     )
                       : ss
COUNTY OF --------     )

     This  -----  day  of  ----------,  A.D.-----,  personally  came  before  me
- --------------------,  who,  being  by  me  duly  sworn,  says  that  he/she  is
- ----------- of ----------------------------------,  and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Company and that said writing was signed and sealed by him/her in behalf of said corporation by its authority duly given. And the said ---------------acknowledged the said writing to be the act and deed of said corporation. ----------------------


- ----------------------
ATTEST: (Secretary or
Assistant Secretary)

SEAL:


- ----------------------

                                   SCHEDULE I

                         (to Net Proceeds Royalty Deed)

                                   Properties

                                   SCHEDULE II

                         (to Net Proceeds Royalty Deed)

                        Net Proceeds Royalty Calculation

                                    EXHIBIT E

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)

                                  Royalty Deeds

                                     Part II

                            Net Returns Royalty Deed


     THIS  NET  RETURNS  ROYALTY  DEED  (this  "Deed"),  dated  effective  as of
- ---------------  19---,  is from  -------------,  a  --------------------------,
whose   address   is    -------------------------------------------------------,
- -----------,  -------("Grantor"), to -------------------------,  a -------------
- ---------------, whose address is ------------------------------,
- ---------------, -------------------, ---------- ("Grantee").


                            Recitals

A. Cominco American Incorporated and GBEM have entered into a Joint Venture Operating Agreement dated effective as of -------------------------- (the "Agreement"), by which the parties have established a joint venture (the "Venture").

B. This Deed is executed and delivered pursuant to the provisions of the Agreement.

                               Grant

     FOR AND IN CONSIDERATION of Ten Dollars ($10.00), the mutual promises contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby conveys, grants and assigns to Grantee ------------- percent ( ------%) net returns royalty burdening and encumbering the real property more particularly described in Schedule I attached hereto (the "Properties") to be calculated and paid pursuant to and in accordance with the provisions of the "Net Returns Royalty Calculation" described in Schedule II attached hereto (hereinafter, the "Net Returns Royalty").

     TO HAVE AND TO HOLD the Net Returns Royalty unto Grantee, its successors and assigns forever.

     This Deed is given without warranty of title whatsoever. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE ARE EXPRESSLY EXCLUDED.

     This Deed is executed pursuant to and in conformance with the Agreement and is made expressly subject to all terms, conditions, covenants, representations and warranties set forth in the Agreement, all of which by this reference are incorporated herein and shall survive execution and delivery of this Deed.

     The Net Returns Royalty created by this Deed shall burden and run with the Properties. Nothing contained herein shall constitute an affirmative covenant or obligation of Grantor to operate, produce from or sell the Properties in a manner to generate proceeds from the Properties that would be subject to the Net Returns Royalty hereunder. Grantee shall look solely to the Properties for satisfaction and discharge of the Net Returns Royalty, and Grantor shall not be personally liable for the payment and discharge thereof.

     The Grantee may freely transfer, sell, assign or otherwise dispose of its entire interest in the Net Returns Royalty; provided, however, that Grantor shall have no obligation to pay proceeds of the Net Returns Royalty to any party other than the Grantee until Grantee, its successors and assigns shall have provided Grantor with written notice of a transfer, sale or assignment of all or a portion of the Net Returns Royalty, together with a copy of the applicable instruments of sale or conveyance.

     All recording references in Schedule I are to the official real property records of ---------------------.

     This Deed shall bind and inure to the benefit of the parties and their respective successors and assigns.

     EXECUTED this ----- day of -----------, 199---, to be effective as of the date first above written.


               GRANTOR


               By: ------------

               Its: ------------


               GRANTEE


               By: --------------

               Its: --------------

STATE OF ---------     )
                       : ss
COUNTY OF --------     )

     This  -----  day  of  ----------,  A.D.-----,  personally  came  before  me
- --------------------,  who,  being  by  me  duly  sworn,  says  that  he/she  is
- -----------  of  --------------------------------,  and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Company and that said writing was signed and sealed by him/her in behalf of said corporation by its authority duly given. And the said ---------------- acknowledged the said writing to be the act and deed of said corporation.


- ----------------------


- ----------------------
ATTEST: (Secretary or
Assistant Secretary)

SEAL:


- ----------------------

STATE OF ---------     )
                       : ss
COUNTY OF --------     )

     This  -----  day  of  ----------,  A.D.-----,  personally  came  before  me
- --------------------,  who,  being  by  me  duly  sworn,  says  that  he/she  is
- -----------  of  --------------------------------,  and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Company and that said writing was signed and sealed by him/her in behalf of said corporation by its authority duly given. And the said ---------------- acknowledged the said writing to be the act and deed of said corporation.




- ----------------------
ATTEST: (Secretary or
Assistant Secretary)

SEAL:


- ----------------------

                                   SCHEDULE I

                          (to Net Returns Royalty Deed)

                                   Properties

                                   SCHEDULE II

                          (to Net Returns Royalty Deed)

                         Net Returns Royalty Calculation

                                    EXHIBIT F

                      (TO JOINT VENTURE OPERATING AGREEMENT
                      DATED EFFECTIVE AS OF JANUARY 1, 1996
                          BY AND BETWEEN CAI AND GBEM)

                                Nominee Agreement


     THIS NOMINEE AGREEMENT (this "Agreement") is among COMINCO AMERICAN INCORPORATED, a Washington corporation ("CAI"), in its capacity as the Operator and as a Participant under the Operating Agreement described below (the "Operator" and "Participant"), and GREAT BASIN EXPLORATION & MINING CO., INC., a Nevada corporation ("GBEM"), in its capacity as a Participant under the Operating Agreement ("Participant"). CAI and GBEM are collectively referred to as the "Participants."

                        Recitals

A. CAI and GBEM have entered into that certain Joint Venture Operating Agreement dated effective as of January 1, 1996 (the "Operating Agreement") establishing a joint venture (the "Venture") between the parties for the purposes of acquiring, exploring, evaluating, developing, processing, refining and selling mineral resources that may be located on, in, or under and related to the properties more particularly described in Exhibit A attached hereto and by reference incorporated herein (the "Properties"). Unless specifically defined otherwise, capitalized terms used in this Agreement shall have the meanings assigned to them in the Operating Agreement.

B. CAI  is  designated  as  the  Operator  of  the  Venture  under the Operating
Agreement.

C. CAI and GBEM desire the Operator to hold the legal, record title to the Properties, together with all of the rights, benefits and interests of whatever kind or character, real or personal, tangible or intangible, whether now owned or hereafter acquired, which are in any way derived from, incidental, relating, appertaining to or affixed to the Properties, including, without limiting the generality of the foregoing, interests in equipment, fixtures, and improvements, interests under contracts, licenses, farmouts, assignments and other agreements, and interests in ore and other minerals, products and proceeds (the "Assets"), as nominee on behalf of CAI and GBEM in proportion to their Interests described below for the purposes of the Venture.

                                    Agreement

     FOR AND IN CONSIDERATION of the mutual agreements contained in the Operating Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAI and GBEM hereby agree as follows:

1. Nominee. The Operator does now hold legal, record title to the Assets as nominee for the benefit of CAI and GBEM in the proportions established under the Operating Agreement (the "Interests"). The Interests are subject to adjustment in accordance with the Operating Agreement.

2. Operator. CAI shall be the Operator of the Assets pursuant to the Operating Agreement for the benefit of the Venture.

3. Operating Agreement. The Assets are subject to the terms and provisions of the Operating Agreement, which provides among other matters, the following:

     a. Subject to the provisions of the Operating Agreement requiring special allocations, the Participants shall take in kind and separately dispose of their respective shares of all Products produced from the Properties. A Participant may authorize the Operator to sell its share of Products. If a Participant fails to take in kind or to separately dispose of its share of Products from the Properties and fails to request the Operator to sell its share of Products, the Operator shall have the right, but not the obligation, subject to revocation at will by the Participant owning the share, to purchase for the Operator's own account or to sell such share to third parties as agent for such Participant.

     b. The Participants shall be obligated to pay for the Costs of the Venture in proportion to their respective Interests and shall bear all other costs, expenses, liabilities, obligations and risks incurred under the Operating Agreement in proportion to their respective Interests. A Participant's Interest may be increased or decreased based upon contributions to the Costs of the Venture, and may, in some situations, be converted to a Net Proceeds [or Net Returns] Royalty.

     c. The Participants shall own the Assets as tenants in common of undivided interests and shall be severally, not jointly or collectively, liable for all obligations of the Venture.

     d. The Operator shall act in its own name and shall have the sole right and full authority to represent the Venture with third parties.

     e. All third parties dealing with the Operator are authorized and directed to treat and regard the Operator as the party entitled to deal with the Assets. Such third parties shall be fully protected in so treating and regarding the Operator and such third parties shall have no obligation to determine the authority of the Operator to deal with the Assets or the proper allocation of any proceeds received by the Operator.

     f. The Operator shall be indemnified and held harmless by the Participants for its acts and omissions as the Operator in proportion to the Participants' respective Interests as of the time the act or omission occurred, unless the act or omission resulted from the Operator's gross negligence or willful misconduct.

     g. A Participant's sale or transfer of its Interest in the Venture to a third party is subject to restrictions on transferability set forth in the Operating Agreement.

4. Notices. All notices required or permitted under this Agreement shall be in writing and shall be given (i) by personal delivery to the Participant, or (ii) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested, or (iii) by registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered
(i) if by personal delivery or electronic communication on the date of delivery or transmission if delivered or transmitted during normal business hours, and, if not delivered or transmitted during normal business hours, on the next business day following delivery, (ii) if by mail, on the date of mailing. Such notices and writings shall be addressed as follows:

     If to CAI:

          Cominco American Incorporated
          601 West Riverside Avenue
          P.O. Box 3087
          Spokane, Washington 99220
          Attention:  Legal Department

     If to GBEM:






5. Successors. This Agreement shall be binding upon and inure to the benefit of the Operator, CAI and GBEM and their respective permitted successors and assigns.

6. Amendments. This Agreement may be supplemented, altered, amended, modified or revoked only by a writing signed by all of the parties hereto; provided, however, that if the supplement, alteration, amendment, modification or revocation affects the interests of less than all the Participants, then such instrument must be executed by only those Participants whose interests are affected and by the Operator in order to be effective hereunder.

7. Cross Conveyance. For purposes of establishing and confirming the beneficial ownership of the Assets in the manner and proportions set forth above, the
Participants hereby grant, bargain, sell, convey, transfer, assign and quitclaim, each to the others, without warranty of title except as set forth in the Operating Agreement, so much of their respective equitable and beneficial right, title and interest in and to the Assets, including, without limitation, the Properties, as may be necessary to confirm and establish the equitable and beneficial ownership of the Assets in conformance with their respective Interests.

8. Acceptance. The Operator hereby accepts the appointment herein as nominee upon the terms and conditions of this Agreement.

9. No Amendment. Nothing herein is intended, nor shall it be interpreted, to amend, modify or waive any provision of the Operating Agreement.

     EXECUTED this 19th day of December, 1995, to be effective as of January 1, 1996.


OPERATOR:                 PARTICIPANTS:

Cominco American          Cominco American
Incorporated              Incorporated


    George Cole               George Cole
By:-------------------    By:-----------------------
    George Cole               George Cole
Its:Vice President,        Its:Vice President,
    Exploration                Exploration

          Great Basin Exploration &
          Mining Co., Inc.


              A. P. Taylor
          By:--------------------------
              A.P. Taylor
          Its: President

STATE OF WASHINGTON     )
                       : ss
COUNTY OF SPOKANE    )

     On this 19th day of December, 1995, before me personally appeared George Cole, to me known to be the Vice President, Exploration of COMINCO AMERICAN INCORPORATED, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned,and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

     Given under my hand and official seal the day and year in this certificate first above written.



                                      Dawn R. Phillip
                                      ----------------------
                                      Dawn R. Phillips
                                      Notary Public in and for
                                      the State of Washington,
                                      Residing at Spokane
                                      My commission expires:
                                      May 19, 1997


SEAL:     (seal affixed)

STATE OF NEVADA     )
                       : ss
COUNTY OF WASHOE     )

     On this 20 day of December, 1995, personally appeared before me, a notary public, A. P. Taylor, the President of GREAT BASIN EXPLORATION 7 MINING CO., INC., a corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed the foregoing instrument on behalf of the corporation.

                                        Nancy M. Godbey
                                        ---------------
                                        Notary Public
                                        My Commission Expires:
(seal affixed)                          11-2-97